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                                                                               1

                Corporations Law of Australian Capital Territory


                                  Constitution

                                       of

                           TELSTRA CORPORATION LIMITED


                           A company limited by shares


                               \s\ Douglas Gration
                                 Douglas Gration
                                Company Secretary
                                    Level 41
                              242 Exhibition Street
                               Melbourne VIC 3000

                          Effective 14th November 2003

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                                                                               1

                Corporations Law of Australian Capital Territory

                                  Constitution

                                       of

                           Telstra Corporation Limited

                           A Company Limited by Shares


1    Preliminary
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Definitions
          1.1 The following words have these meanings in this Constitution unless the contrary intention appears.

     ALTERNATE DIRECTOR means a person appointed as alternate director under article 23.

     APPROVED NOMINATOR means a person whom the Company permits to nominate more than two persons under article 14.19.

     APPROVED NOMINEE means a person on whose behalf an Approved Nominator holds Shares or IRs.

     ASSOCIATE has the same meaning as in the TELSTRA ACT.

     ASX means Australian Stock Exchange Limited.

     ATTORNEY includes:

               (a)  a person appointed as an attorney under article 14.18; and

               (b)  for the purposes of articles 10.2, 12.19, 13.1, 13.2, 13.4,
                    13.5, 13.7, 13.11, 13.12, 14.1, 14.2, 14.6, 14.20, 14.22,
                    14.23 and 31, a nominee of an IR Holder (other than an ESOP Trustee or an Approved Nominator), an ESOP Participant or an Approved Nominee appointed as an attorney under article 14.19.

     AUDITOR means the auditor for the time being of the Company.

     BUSINESS DAY has the same meaning as in the Listing Rules.

     CALL includes an instalment of a call.

     CHAIRMAN means the chairman of the board of directors of the Company and Deputy Chairman means the DEPUTY CHAIRMAN of the board (if any), in both cases, appointed under article 21.10.

     CHARGE includes a mortgage.

     CHIEF EXECUTIVE OFFICER means a person appointed as a chief executive officer under article 22.

     CHESS means Clearing House Electronic Subregister System.

     CHESS RULES means the SCH Business Rules and the provisions of the CORPORATIONS LAW and the Listing Rules concerning the electronic share registration and transfer system.

     CHESS APPROVED SECURITIES means securities of the Company which are approved by the SCH in accordance with the SCH Business Rules.

     COMMITTEES and COMMITTEE OF DIRECTORS means any Director or Directors acting as a committee of Directors.

     COMMONWEALTH means the Commonwealth of Australia.

     COMPANY means Telstra Corporation Limited ACN 051 775 556.

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     CONSTITUTION means this Constitution as amended from time to time and a reference to an article has a corresponding meaning.

     CORPORATIONS LAW means the Corporations Law of the Australian Capital Territory.

     DIRECTOR means a director of the Company, and where appropriate includes an Alternate Director.

     DIRECTORS means all or some of the Directors acting as a board.

     EMPLOYEE INCENTIVE SCHEME means an employee incentive scheme described in article 2.9.

     ESOP PARTICIPANT means a "Participating Employee" as defined in the trust deed relating to an ESOP Trust.

     ESOP REGISTER means the register of IR Holders kept in accordance with the trust deed relating to an ESOP Trust.

     ESOP TRUST means a trust established in relation to Shares for the purposes of an Employee Incentive Scheme.

     ESOP TRUSTEE means Telstra ESOP Trustee Pty Ltd ACN 080 180 285, Telstra Growthshare Pty Ltd or any other body carrying out the function of trustee under an ESOP Trust.

     EXECUTIVE DIRECTOR means a person appointed as executive director under article 22.

     FINAL INSTALMENT has the same meaning as in the IR Trust Deed.

     FINAL INSTALMENT PAYMENT DATE has the same meaning as in the IR Trust Deed.

     FOREIGN MEMBER means a Member who:

               is a Foreign Person or an Associate of a Foreign Person and who holds an interest in the Shares registered in the name of that Member;

               is the registered holder of Shares in which a Foreign Person or an Associate of a Foreign Person has an interest; or

               is to be treated as a Foreign Member under article 7 (or the rules under article 7.20 (if any) then most recently published).

     FOREIGN PERSON has the same meaning as in the TELSTRA ACT.

     HIN has the same meaning as in the CHESS Rules.

     INTEREST in relation to a Share has the same meaning as in the TELSTRA ACT but does not include any interest required to be disregarded under the TELSTRA ACT or regulations made under that Act.

     IR means an instalment receipt issued by TIRT evidencing a beneficial interest in underlying Shares.

     IR HOLDER means the holder of an IR.

     IR REGISTER means the register of IR Holders kept in accordance with the IR Trust Deed.

     IR TRUST DEED means any trust deed between the Commonwealth and TIRT under which TIRT agrees to act as a "sale scheme trustee" within the meaning of the Telstra Act.

     LISTING RULES means the Official Listing Rules of the ASX from time to time, as and to the extent that they apply to the Company, with any modifications or waivers in their application to the Company which the ASX may grant.

     MEMBER means:

               (a) except as provided in paragraph (b), a person for the time being entered in the Register as a member of the Company; and

               (b) for the purposes of any resolution to be passed by the Company in general meeting and for the purposes of articles 1.2(k), 1.4, 10.2, 12.3, 12.4, 12.13, 12.19, 13.1 to 13.5
                    inclusive, 13.7, 13.8, 13.10 to 13.12 inclusive, 14.1 to
                    14.6 inclusive, 14.20, 14.24, 14.25, 15.5, 16.2, 18.1(f), 30 and 31:

                    (i) a person, other than TIRT, an ESOP Trustee or an Approved Nominator, being entered in the Register as a member of the Company;

                    (ii) each IR Holder, other than an ESOP Trustee or an Approved Nominator, appointed, or whose nominee has been appointed, as an attorney of TIRT under article 14.19;

                    (iii) each ESOP Participant appointed, or whose nominee has been


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                          appointed, as an attorney of TIRT or an ESOP Trustee
                          under article 14.19; and

                    (iv) an Approved Nominee nominated by an Approved Nominator under article 14.19,

                          each of whom, in the case of paragraphs (ii), (iii) and (iv), for the purposes of those articles shall be taken, in substitution for the person for the time being entered in the Register as a member of the Company, to be the member holding the Shares underlying the IRs held by them or on their behalf or holding the Shares held on their behalf and also to be the member to whom those Shares have been issued.

                          For the avoidance of doubt, nothing in paragraph (b) prevents TIRT, an ESOP Trustee or an Approved Nominator conferring powers (including, but not limited to, the right to attend and vote) which it would be able to confer on an attorney under article
                          14.19 were it not for paragraph (b).

     MINISTER means any Minister of State of the Commonwealth administering Division 3 of Part 2 of the TELSTRA ACT and includes any Minister of State of the Commonwealth or member of the Federal Executive Council for the time being acting on behalf of such a Minister.

     MINORITY MEMBER means a Member holding for the time being an Unmarketable Parcel or, where an Unmarketable Parcel is held jointly, means the joint holders.

     PAID, in relation to Shares and capital, includes credited as paid.

     PROPER SCH TRANSFER has the meaning given in the CORPORATIONS LAW.

     REGISTER means the register of Members kept in accordance with the CORPORATIONS LAW, and where appropriate includes a branch register, the IR Register and the ESOP Register.

     REGISTERED ADDRESS means the address of:

                  (a)  a Member as shown on the Register;

                  (b)  an IR Holder as shown on the IR Register;

                  (c)  an ESOP Participant as shown on the ESOP Register; and

                  (d) any other person relevant for the purposes of this Constitution which address has been given by TIRT to the Directors.

     REGISTERED OFFICE means the registered office for the time being of the Company.

     RELATED BODY CORPORATE and SUBSIDIARY have the same meanings as in the CORPORATIONS LAW.

     REPRESENTATIVE means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Law and a representative of the Commonwealth referred to in article 13.21.

     RESTRICTED SECURITIES has the same meaning as in the Listing Rules.

     RESTRICTION AGREEMENT means a restriction agreement within the meaning and for the purposes of the Listing Rules.

     RULES means, at any time, the rules, procedures and matters (if any) then most recently adopted and published by the Directors under article 7.20.

     SCH means ASX Settlement and Transfer Corporation Pry Limited ACN 008 504 532 or such other body corporate as is approved as the Securities Clearing House under the Corporations Law.

     SCH BUSINESS RULES means the Business Rules made by SCH.

     SEAL includes the common seal of the Company and any duplicate common seal or official seal of the Company.

     SECRETARY means a person appointed as a secretary of the Company, and where appropriate includes an acting secretary or a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.


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     Share means share in the capital of the Company.
     SRN has the same meaning as in the CHESS Rules.
     Telstra Act means the Telstra Corporation Act 1991.
     TIRT means Telstra Instalment Receipt Trustee Limited (ACN 080 176 334) or any other body carrying out the function of a sale "scheme trustee" within the meaning of the Telstra Act.
     Unacceptable Foreign Ownership Situation has the same meaning as "unacceptable foreign ownership situation" in the Telstra Act.
     Unacceptable Individual Foreign Ownership Situation means the Unacceptable Foreign Ownership Situation described in section 8BG(b) of the Telstra Act.
     Unmarketable Parcel means a number of Shares which is less than that required for the time being to constitute a marketable parcel of the Shares (within the meaning of the Listing Rules).

Interpretation
          1.2   In this Constitution unless the contrary intention appears:

                (a) the word person includes a firm, a body corporate, an unincorporated association or an authority;

                (b)  the singular includes the plural and vice versa;

                (c) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

                (d) a reference to writing includes typewriting, printing, telegram, facsimile and other modes of representing or reproducing words in a visible form;

                (e) a reference to an article is a reference to one of the articles of this Constitution;

                (f) a reference to a section is a reference to a section of the Corporations Law;

                (g) a reference to the Corporations Law, the Telstra Act or any other statute or to a provision of the Corporations Law, the Telstra Act or any other statute, means the Corporations Law, the Telstra Act or that other statute or that provision as amended from time to time, or any statute, code or provision enacted in its place, whether by any State or Territory or the Commonwealth of Australia, and includes regulations and other instruments under it;

                (h) a reference to a Chairman or a Deputy Chairman includes a reference to a Chairwoman or Deputy Chairwoman, if applicable;

                (i) a reference in general terms to holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position;

                (j) a reference to the Listing Rules or the SCH Business Rules means the Listing Rules or the SCH Business Rules as amended from time to time, or any replacement of those rules and is to be taken to be subject to any waiver or exemption granted specifically to the Company and to any other waiver or exemption from those rules in


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                     respect of which the Company has the benefit;

                (k) the Company may, but is not obliged to, treat a Member as a separate Member in respect of each separate HIN or SRN under which its Shares are recorded in the Register; and

                (1) a reference to an amount paid on a share includes an amount credited as paid on that share.

          1.3 Headings and footnotes are inserted for convenience and do not affect the interpretation of this Constitution. Footnotes do not form part of the Constitution.

          1.4 Powers conferred on the Company, the Directors, a Committee of Directors, a Director or a Member may be exercised at any time and from time to time.

          1.5 The Company has, and may exercise in any way the Corporations Law permits, any power which under the Corporations Law a company limited by shares has if authorised by its articles of association.

Replaceable rules not to apply
          1.6 The provisions of the Corporations Law that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

2    Shares
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Issue of shares and grant of options
          2.1 Subject to the Corporations Law, the Telstra Act and the Listing Rules, this Constitution and any special rights conferred on the holders of any Shares or class of Shares:

                (a) all unissued Shares including new Shares created on an increase of capital are under the control of the Directors;

                (b) the Directors may allot or otherwise dispose of them with such preferred, deferred or other rights and subject to such restrictions as to dividends, voting, return of capital, payment of Calls or otherwise to such persons, on such terms as they think fit;

                (c) the Directors may on the issue of Shares differentiate between the holders as to the amount of Calls to be paid and the times of payment; and

                (d) the Directors may grant to any person an option over Shares during such time and for such consideration as they think fit.

Preference Shares
          2.2 The Company may not issue any preference Shares nor may any issued Shares be converted into preference Shares unless the rights of the holders of the preference Shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting,


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                and priority of payment of capital and dividend in relation to other Shares or other classes of preference Shares are set out in this Constitution or, if permitted by law, have been otherwise approved by special resolution of the Company in general meeting.

          2.3 If the Company proposes to issue preference Shares or to convert issued Shares into preference Shares and those preference Shares are to rank equally with or in priority to preference Shares already issued, unless that is expressly permitted by the terms of issue of the preference Shares already issued, the issue or conversion is to be deemed an alteration of the rights attached to the preference Shares already issued and article 10 applies.

          2.4 Subject to the Corporations Law, the Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed on such terms and in such manner as the Directors determine before the issue.

Interest on share capital
          2.5 Subject to the Corporations Law, the Company may pay interest on share capital, but interest so paid to the holders of preference Shares is to be deemed to satisfy wholly or pro tanto any dividend on the preference Shares for the period for which it is paid.

Joint holders
          2.6 If two or more persons are registered as the holders of a Share they are to be deemed to hold it as joint tenants with rights of survivorship and subject to articles 3.7, 14.6 and 31.2 and these provisions:

                (a) they and their respective legal personal representatives are to be deemed liable severally as well as jointly in respect of all payments, including Calls, which ought to be made in respect of the Share;

                (b) subject to article 2.6(a), on the death of any one of them the survivor or survivors are the only person or persons whom the Company may recognise as having any title to the Share, but the Directors may require such evidence of death as they think fit;

                (c) any one of them may give effectual receipts for any dividend or other distribution or payment in respect of the Share; and

                (d) subject to article 3, the Company need not issue more than one (if any) certificate for the Share.

Shares held on trust
          2.7   Subject to section 1091C and to this Constitution other than article 2.8, the Company may treat the registered holder of a Share or, except in the case of one of several joint holders, the Member's legal personal representative, as the absolute owner of the Share and is not, except as ordered by a court of competent jurisdiction or as required by statute, bound to recognise any equitable or other claim to or interest in a Share on the part of any other person even when the Company has notice of it.

          2.8 Shares held by a trustee may with the consent of the Directors be marked in


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                                                                               7

                the Register in such a way as to identify them as being held subject to the relevant trust, but nothing in this article 2.8 derogates from article 2.7.

Employee incentive schemes
          2.9 The Directors may establish and maintain employee Share and option plans ("Employee Incentive Schemes") for the purpose of rewarding or providing incentives for employees or former employees of the Company or any related body corporate of the Company (including employees who are Directors or directors of any related body corporate of the Company).

          2.10  The Directors may in their absolute discretion:

                (a) prescribe the terms and conditions of any Employee Incentive Scheme including any rules in relation thereto;

                (b) from time to time vary the terms and conditions of any Employee Incentive Scheme;

                (c) determine which persons are entitled to participate in any Employee Incentive Scheme; and

                (d)  terminate or suspend any Employee Incentive Scheme.

3    Certificates and CHESS statements
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          3.1   Subject to article 3.6, a Member is entitled free of charge to:

                (a) one certificate for all the Shares of one class registered in the Member's name or to several certificates each for a reasonable number of Shares forming part of the Member's holding; or

                (b)  a statement of holdings required by the CHESS Rules.

          3.2   A Share certificate must:

                (a) be under the common seal or duplicate common seal of the Company or, in the case of a Share certificate relating to Shares on a branch register, the common seal or duplicate common seal or official seal of the Company;

                (b) be signed or sealed in manuscript or by mechanical means in accordance with article 26.10;

                (c) comply with section 1087 and be delivered in accordance with section 1096; and

                (d) otherwise comply with, and be delivered in accordance with, the Listing Rules.

          3.3 A statement of holdings must be executed in the form required by, and


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                delivered in accordance with, the CHESS Rules.

          3.4 If a certificate is worn out or defaced on its production to the Company, the Directors may order it to be cancelled and if cancelled, the Directors must issue a duplicate certificate in its place as required by the Listing Rules.

          3.5 If a certificate is lost or destroyed, on application to the Company by the owner in accordance with section 1089 the Directors must in accordance with that section, and in any other case may, issue a duplicate certificate in its place. Duplicate certificates issued in accordance with this article 3.5 must be clearly endorsed "Issued in replacement of certificate numbered:
                (number)".

          3.6 A fee of such amount not exceeding the prescribed amount referred to in section 1089 as the Directors determine may be charged for a duplicate certificate.

          3.7 A certificate, or statement of holdings, for Shares registered in the names of two or more persons may be delivered to any one or more of them.

          3.8 Notwithstanding any other provision of this Constitution, the Directors may determine:

                (a) not to issue a certificate specifying Shares held by a Member;

                (b) to cancel such a certificate without issuing any certificate in its place; or

                (c) to issue such a certificate although previously the Directors had determined not to issue such a certificate,

                if the determination is not contrary to applicable law or the Listing Rules.

4    Calls
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Power to make Calls
          4.1 The Directors may make calls on a Member in respect of any money unpaid on the Shares of that Member, if the money is not by the terms of issue of those Shares made payable at fixed times and a Member must pay the amount of a Call so made by the time and at the place appointed by the Directors. The Directors may revoke or postpone a call.

Time of Call
          4.2 A Call is to be deemed made when the resolution of the Directors authorising the Call is passed and may be made payable by instalments.

Notice of Call
          4.3 Written notice of a Call must be given in accordance with the Listing Rules or in any manner not inconsistent with the Listing Rules which the Directors determine.

Default in payment


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          4.4   If a Call is not paid by the time and at the place for payment the holder for the time being of the Share on which the Call was made must if so required by the Directors pay interest on the amount unpaid in respect of the Call at the rate of 18% per annum or such lesser rate as the Directors determine, from the time appointed for payment to the time of actual payment and must pay any expenses and damages incurred by the Company because of non-payment or late payment.

          4.5 A person whose Shares are forfeited or sold to enforce a lien ceases to be a Member in respect of those Shares and must surrender the certificate for the Shares (if any) to the Company, but until the Company receives the full amount of the Call, interest to the date of receipt, expenses and damages that person remains liable to pay them to the Company.

Actions for recovery
          4.6 In an action or other proceedings for the recovery of a Call it is sufficient, and conclusive, evidence of the debt to prove that:

                (a) the name of the defendant is entered in the Register as the holder or one of the holders of the Share in respect of which the Call is claimed;

                (b) the resolution making the Call is recorded in the minute book; and

                (c) notice of the Call was given to the defendant in accordance with this Constitution,

                and it is not necessary to prove the appointment of the Directors who made the Call or any other matter whatever. In this article "defendant" includes a person against whom a set-off or counter-claim is alleged by the Company and "action or other proceedings for the recovery of a Call" is to be interpreted accordingly.

Prepayment
          4.7 The Directors may accept from a Member all or a part of the moneys unpaid on Shares held by the Member beyond the amount actually called or, in the case of a Call payable by instalments, called and payable and the Company may pay interest on the money advanced or so much of it as from time to time exceeds the amount called or called and payable at such rate as the Member and the Directors agree, but:

                (a) the Directors may repay all or any part of the money advanced after giving the Member one months' notice in writing; and

                (b) if capital is paid in advance that capital does not confer a right to participate in profits.

Other payments on Shares deemed Calls
          4.8 If by the conditions of issue of a Share or otherwise an amount is made payable in one sum or by instalments on account of the amount of the Share, the sum or instalment is payable by the registered holder for the time being as if it were a Call duly made by the Directors and of which due notice had been


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                given and all the provisions of this Constitution as to Calls and the consequences of non-payment of them (including forfeiture, lien and sale) apply to the sum or instalment accordingly.

5    Forfeiture and lien
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Lien for unpaid Calls
          5.1 Subject to the Corporations Law, the Company has a first and paramount lien for unpaid Calls over the specific Shares on which Calls are made and on the proceeds of any sale of those Shares and the lien extends to all dividends and other distributions from time to time declared or made in respect of them, but:

                (a) if the Company registers a transfer of a Share over which it has a lien without giving notice of the lien to the transferee, that Share is discharged from the lien; and

                (b) the Directors may declare a Share to be wholly or in part exempt from a lien.

Notice to pay unpaid Call
          5.2 If a Member fails to pay a Call by the time and at the place appointed for payment the Directors may give the Member notice in writing:

                (a) requiring the Member to pay the Call together with any interest as provided in article 4.4 and any expenses and damages incurred by the Company because of non-payment or late payment;

                (b) specifying a time not earlier than 14 days from the date of the notice and a place by and at which the Call, interest, expenses and damages must be paid; and

                (c) stating that, in the event of non-payment by that time and at that place, the Shares on which the Call was made may be forfeited or sold without forfeiture to enforce any lien of the Company over them as the Directors determine.

Forfeiture
          5.3 If the Member does not comply with the requirement in the notice, the Directors may forfeit all or any of the Shares in respect of which the notice was given by a resolution of Directors to that effect or sell them without forfeiture to enforce any lien of the Company over them in such manner and on such terms as they think fit.

          5.4 If a Share is forfeited, notice of the forfeiture must be given to the Member in whose name it stood immediately before forfeiture and an entry of the forfeiture and its date must be made promptly in the Register although failure to do so does not invalidate the forfeiture.

          5.5 Forfeiture extinguishes all interest in, and all claims and demands against the Company relating to the forfeited Share, and includes all dividends and other


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                                                                              11

                distributions declared or to be made in respect of the forfeited Share and not actually paid or distributed before forfeiture.

          5.6 The Directors may before a forfeited Share is sold or re-allotted annul its forfeiture on such terms as they think fit.

          5.7 Subject to the Corporations Law, a forfeited Share is to be deemed the property of the Company and the Directors may sell or re-allot it in such manner and on such terms as they think fit.

          5.8 If a forfeited Share is sold or re-allotted or a Share is sold without forfeiture to enforce a lien, any surplus after satisfaction of the aggregate of the Call, interest to the date the consideration is received, damages and expenses, must be paid to the Member in whose name the Share stood immediately before the forfeiture or sale, the Member's legal personal representative or assigns or as the Member directs.

          5.9 On a sale or re-allotment after forfeiture or a sale to enforce a lien:

                (a) the name of the person to whom the Shares are sold or re-allotted must be entered in the Register in respect of them and in the case of a sale the Directors may appoint a person to execute an instrument of transfer of the Shares sold;

                (b) the person to whom the Shares are sold or re-allotted is not bound to see to the regularity or validity of the proceedings in relation to the forfeiture, sale or re-allotment or the sale without forfeiture of the Shares or to the application of the consideration and that person's title to the Shares is not affected by any act, omission or irregularity in those proceedings and a sale or re-allotment of a Share by the Company is valid even if an event referred to in article 8.1 occurs in respect of a Member before the sale or re-allotment;

                (c) a statement signed by two Directors and the Secretary that the Shares have been regularly forfeited and sold or re-allotted or regularly sold without forfeiture to enforce a lien is conclusive evidence of that as against all persons claiming to be entitled to the Shares; and

                (d) the remedy of a person aggrieved by the forfeiture, sale or re-allotment or sale without forfeiture of a Share is in damages only and against the Company exclusively.

Surrender
          5.10 Subject to the Corporations Law, the Directors may accept the surrender of any Share and any Share surrendered may be disposed of by the Directors in the same manner as a forfeited Share.

Company's rights to recover payments
          5.11 If a law in force anywhere in the world imposes or purports to impose an immediate or future or possible liability on the Company to make a payment, or empowers or purports to empower a government or taxing authority or government official to require the Company to make a payment, in respect of


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                                                                              12

                a Share, transfer or transmission of a Share, or a Member or of any actual or contingent or prospective interest, dividend or other distribution or money and whether in consequence of the death of a Member, non-payment of any tax or duty by a Member or the Member's legal personal representative or otherwise and including but not limited to a law assessing income tax against the Company in respect of any such interest, dividend or other distribution or money:

                (a) the Member or legal personal representative and each person claiming under the Member or legal personal representative are jointly and severally indebted to the Company for an amount equal to the payment and must if so required by the Directors indemnify the Company in advance;

                (b) the Company may sue for that amount or indemnity in any court of competent jurisdiction and has the same rights in respect of the amount as it would have if the amount were an overdue Call duly made by the Directors, payable when demand was first made for the amount or indemnity and of which due notice had been given;

                (c) if the Shares are CHESS Approved Securities, the Directors may request SCH to apply a holding lock to the Shares to prevent their transfer; and

                (d) all the provisions of this Constitution as to Calls and the consequences of non-payment of them (including lien and sale but not forfeiture) apply to that amount accordingly.

          5.12 Article 5.11 does not prejudice or affect any right or remedy which any such law may confer or purport to confer on the Company or which the Company may otherwise have against the Member or legal personal representative or a person claiming under the Member or legal personal representative and, as between the Company and the Member or legal personal representative and each such person, any such right or remedy purportedly conferred is to be deemed conferred effectively.

6    Transfer of Shares
--------------------------------------------------------------------------------
Registration
          6.1   A transfer of Shares must not be registered unless:

                (a) in the case of CHESS Approved Securities, the transfer is in accordance with the CHESS Rules; or

                (b) in the case of any other electronic system established or recognised by the Listing Rules in which the Company participates, the transfer is in accordance with the rules of that system; or

                (c) in any other case, there has been lodged with the Company a proper instrument of transfer duly stamped if necessary, executed by the transferor and executed by the transferee except where execution by either or both the transferor and the transferee is not required by the Directors or is rendered unnecessary by statute and, subject to the remainder of this Constitution, the Listing Rules, the CHESS Rules and any rules referred to in article 6.1(b) and any law (including, without limitation, the Telstra
                Act) the Directors must register a transfer of Shares if the transfer is in accordance with this article 6.1.

          6.2 Subject to the Corporations Law and the Listing Rules, in the case of a transfer of partly paid Shares under article 6.1(c) the transfer may not be registered unless it is endorsed by, or accompanied by an instrument executed by, the transferee to the effect that the transferee agrees to accept the Shares subject to the terms on which the transferor held them and to become a Member and be bound by this Constitution.

          6.3 The transferor remains the holder of the Shares and the Member in respect of them until the name of the transferee is entered in the Register, except as provided by the CHESS Rules.

          6.4 No fee will be charged on the registration of a transfer of Shares or other securities if a Proper SCH Transfer has been effected, unless permitted by the CHESS Rules.

Instruments of transfer
          6.5 Subject to any applicable law and the rules applicable to the transfers described in article 6 an instrument of transfer must be in the form approved by the ASX or in any other form acceptable to the Directors generally or in a particular case and must be delivered to the registered office of the Company (or any other place determined by the Directors) for registration accompanied by the certificate (if any) for the Shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor and the transferor's right to transfer the Shares.

          6.6 An instrument of transfer which is registered must be retained by the Company, but an instrument of transfer which the Directors decline to register must (except in the case of fraud) be returned on demand to the person depositing it.

Restrictions on transfer
          6.7 The Directors may request SCH to apply a holding lock to prevent a Proper SCH Transfer of CHESS Approved Securities and may refuse to register a transfer:

                (a)  which is not in accordance with article 6.1;

                (b) if the Company is permitted or required to do so under the Listing Rules or by the ASX; or

                (c) registration of which would result in a contravention of a law of the Commonwealth of Australia or any of its states or territories.

          6.8 If the Directors refuse to register a transfer, they must within five Business

                Days (or any other period required by the Listing Rules) from the date on which the transfer was lodged with the Company send to the lodging party notice in writing of the refusal stating the reason for the refusal, but failure to do so will not invalidate the decision of the Directors to refuse to register the transfer.

          6.9 A transfer may not be made to a Subsidiary of the Company (unless permitted by law) or knowingly registered in favour of an infant or person of unsound mind, but the Directors are not bound to enquire as to the age or soundness of mind of a transferee.

          6.10 Except for the legal personal representatives or the trustees of the estate of a deceased Member, and unless the Listing Rules or a law provides otherwise, the Company is not bound to register more than three persons as joint holders.

Compliance with CHESS Rules
          6.11 The Directors may take any steps which they consider necessary to comply with the CHESS Rules.

Closing Register
          6.12 The Directors may close the Register for a period or periods not exceeding in the aggregate 30 days in any calendar year.

Certification of transfers
          6.13 The Company may, on a person depositing with it an instrument of transfer signed by the intending transferor and accompanied by the certificate for the Shares, certify the instrument of transfer by endorsing on it the words "certificate lodged" or words to like effect and a period of certification, and issue to the person depositing it a certificate for the balance of the Shares comprised in the certificate but not in the instrument of transfer.

          6.14 Each such certification is to be signed by a Director or the Secretary or otherwise authenticated in such manner as the Directors prescribe.

          6.15 The Company must retain the certificate deposited until registration of the certified instrument of transfer or until the end of the period of certification (whichever is the earlier) and afterwards return it or a certificate for the balance of the Shares comprised in it to the person who deposited it with the Company.

          6.16 If a certified instrument of transfer is worn out, defaced, lost or destroyed the Company may:

                (a) on application by the person who deposited it made in like manner and on like terms as if the certified instrument of transfer had been a Share certificate to which article 3.4 applied, certify a further transfer of the Shares comprised in it; or

                (b) refuse to certify a further instrument of transfer or to register a transfer of the Shares comprised in the certified instrument of transfer until after the period of certification.

7    Limitations on foreign ownership
--------------------------------------------------------------------------------
Foreign ownership restrictions in Telstra Act
          7.1 The Telstra Act restricts the holding of particular foreign ownership stakes in the Company. Compliance with the restrictions is essential as a failure to comply is an offence and may lead to severe penalties.

          7.2 The purpose of this article 7 is to assist in ensuring that the restrictions on the holding of particular foreign ownership stakes in the Company contained in the Telstra Act are not breached and that any breach is remedied. This article 7 will only have effect whilst the Telstra Act restricts the holding of particular foreign ownership stakes in the Company.

          7.3 For the purposes of this article 7 and where appropriate, the Directors may, but need not, treat a Member whose Shares are recorded under more than one HIN or SRN as a separate Member in respect of each such HIN or SRN.

Information on Foreign Ownership

                (a) Except where article 7.23 applies or the Directors otherwise specify in the Rules, a Member must notify the Directors in a form and in a manner approved by the Directors whether the Member is or is not a Foreign Member and, where the Member is a Foreign Member and has a Domestic Holding and a Foreign Holding as defined in article 7.4(d), that the Member does have such a Domestic Holding and Foreign Holding.

                (b) Notification under this article 7.4 must be made at the same time as or within 5 Business Days after:

                     (i) registration of a transfer or transmission application under which the Member has first acquired Shares; or

                     (ii) the Member has become, or ceased to be, a Foreign
                          Member.

                (c) Notification may be made under this article 7.4 by a broker or other person on behalf of the Member.

                (d) If a Foreign Member holds Shares ("Domestic Shares") such that, if those Shares were the only Shares held by that Member, the Member would not be a Foreign Member, that Member may be treated, for the purposes of this article 7 only, by the Directors as if the Member were two separate Members each holding a different holding, one of which ("Domestic Holding") would represent the Domestic Shares held by the Member and the other ("Foreign Holding") would represent the Shares other than Domestic Shares held by the Member. A Member may be allocated different HINs or SRNs for the Domestic Holding and Foreign Holding of that Member. Where a Member has been allocated different HINs or SRNs under this article 7.4(d) the Member must ensure that only Domestic Shares are recorded in the HIN or SRN of the Domestic Holding. A Foreign

                     Member who is treated by the Directors as having a Domestic Holding and a Foreign Holding but does not have separate HINs or SRNs for its Domestic Holding and Foreign Holding must notify the Directors of any changes in the number of Shares in its Domestic Holding ("domestic portion") and the number of Shares in its Foreign Holding ("foreign portion") at the times and in the manner required by the Directors from time to time and the Rules may specify how many Shares are to be treated as being in such Member's domestic portion and foreign portion at times between such notifications. Where a Foreign Member is treated by the Directors as having a Domestic Holding, a reference in this Constitution to a Foreign Member is a reference to that Member only in respect of the Foreign Holding of that Member.

          7.5 A Foreign Member must, as soon as practicable, notify the Directors if the Foreign Member becomes aware that an Unacceptable Individual Foreign-Ownership Situation exists in relation to any Shares held by the Foreign Member or in relation to any person who has an interest in Shares registered in the name of the Member.

          7.6   The Directors may, at any time send to a Member who:

                (a)  has a foreign address; or

                (b) who has notified the Directors (in accordance with article 7.4) that they are a Foreign Member; or

                (c) has not given a notification in accordance with article 7.4; or

                (d) holds more Shares than the minimum number specified by the Directors in the Rules for the purposes of this article 7.6; or

                (e) the Directors have reason to believe, or are concerned, may be a Foreign Member; or

                (f)  the Minister has requested be sent such a request,

                a request in a form approved by the Directors which requires the Member to inform the Directors of any (or all) of the following:

                (i)   whether the Member is or is not a Foreign Member;

                (ii) if a Foreign Member, the number of Shares held by the Foreign Member or, if the Member is treated by the Directors under article 7.4(d) as two separate Members, the Member's foreign portion or the number of Shares in the Member's Foreign Holding;

                (iii) whether the Member is aware that an Unacceptable
                      Individual Foreign-Ownership Situation exists in relation to any Shares held by that Member or in relation to any person who has an interest in Shares registered in the name of the Member (and if so, the name of the relevant Foreign Person and the Shares in which that person has an interest);

                (iv) such other information relating to foreign ownership as determined by the Directors,

                (the information so requested being herein called, the "Required Information").

          7.7 Within the period specified by the Directors in the request given under article 7.6, the Member must give the Directors information in the form requested which:

                (a)  contains the Required Information; and

                (b) is signed by that Member or, in the case of a corporation, an officer of that Member.

          7.8 The Directors may send a request under article 7.6 which requires the Member to inform the Directors of the Required Information at the times or at the intervals specified in the request, in which case the Member must give the Directors information in the form requested at the times or the expirations of each interval so specified but otherwise in compliance with article 7.7.

Directors' power to dispose of Shares
          7.9 The Directors may, for the purpose of seeking to prevent an Unacceptable Foreign-Ownership Situation occurring or continuing, procure the disposal of Shares. In exercising this power, the Directors will follow the Rules.

          7.10 If the Directors believe that an Unacceptable Foreign-Ownership Situation exists, the Directors may (but are not obliged to), by notice in writing or in any other form approved by the Directors ("Warning Notice"), inform a Foreign Member that the Foreign Member may be required to dispose of Shares.

          7.11 If the Directors believe that an Unacceptable Foreign-Ownership Situation exists, the Directors may (but are not obliged to), by notice in writing or in any other form approved by the Directors ("Disposal Notice"), require a Foreign Member to dispose of Shares within a period or on a date specified in the Disposal Notice (the last day of that period or that date being referred to in this Constitution as the "Divestment Date") consistent with the Rules and provided further that the Disposal Notice may specify circumstances, consistent with Rules, in which the Foreign Member need not dispose of all or any of the shares the subject of a Disposal Notice if certain events happen.

          7.12 A Disposal Notice may require the Foreign Member to dispose of all or any of the Foreign Member's Shares as specified in the Disposal Notice.

          7.13 If a Disposal Notice is not complied with by a Foreign Member, the Directors may, at any time, sell all or any of the Foreign Member's Shares specified in the Disposal Notice.

          7.14  For the purposes of article 7.13:

                (a) the Directors may sell the Foreign Member's Shares at the best price reasonably obtainable at the relevant time. For this purpose, any sale of Shares by the Directors on the ASX will be regarded as discharging this obligation;

                (b) each Member appoints the Company and each of the Directors jointly and severally as its attorney (with power to appoint sub-attorneys) in the name of the Member and on behalf of the Member to execute any documents and implement any procedures as may be necessary or desirable in the opinion of the attorney to procure the transfer of Shares on behalf of the Member; and

                (c) the title of the transferee to any Shares so sold is not affected by any irregularity or invalidity in connection with the sale of the Shares to the transferee (but nothing in this article 7.14 prevents the exercise by the Directors of their powers under this article 7 if the transferee is a Foreign Member).

Proceeds of sale
          7.15 The Company may receive and give a good discharge for the proceeds of a sale under article 7.13, may pay or recoup out of those proceeds all reasonable costs and expenses of or incidental to the sale (including, but not limited to, any brokerage, duties, taxes or registry or administration costs) and shall pay the net amount to the person who immediately before the Divestment Date was the Member in respect of the Shares sold ("Former Member").

Payment of net amount
          7.16 The net amount payable under article 7.15 may be paid by cheque posted to the Former Member at the relevant address appearing in the register immediately before the Divestment Date.

Exercise of powers by Directors
          7.17 The Company and its Members acknowledge and recognise that the exercise of the powers given to the Directors under this article 7 may cause individual Members considerable disadvantage (including possible adverse financial and taxation consequences) but the Members and the Company acknowledge that such a result is necessary to enable the requirements of the Telstra Act to be met.

          7.18 To the fullest extent permitted by law the Directors shall be under no liability to the Company or any Member, and the Company shall be under no liability to any Member, for any loss or disadvantage incurred by a Member as a result, whether directly or indirectly, of the Directors exercising the powers provided by this article.

          7.19 Any resolution, determination or decision to exercise any discretion or power by the Directors under this article shall be final and conclusive and may be made or exercised by the Directors at their discretion including, without limitation, a decision to issue a Warning Notice under article 7.10, Disposal

                Notice under article 7.11 and to sell Shares under article 7.13.

Forms and rules
          7.20  The Directors, may from time to time, publish:

                (a) the form (whether electronic, written or otherwise) in which, and method by which, information may be provided under articles 7.4 and 7.6; and

                (b) the form of request the Directors will use for the purposes of article 7.6;

                (c) the rules the Directors will apply to determine whether to issue a Warning Notice under article 7.10, a Disposal Notice under article 7.11 and to require divestment of Shares under article 7.13; and

                (d)  the procedures by which any divestment will be effected;

                (e) any other matters required or permitted to be determined or prescribed by the Directors under this article 7; and

                (f)  related matters.

                Such rules, procedures and matters (including circumstances in which a Member will be treated as a Foreign Member) may include provisions giving the Directors rights to deal with Shares (including, subject to the Listing Rules, the right to transfer Shares into different HINs and SRNs and apply holding locks to Shares) and will be binding on Members.

Register
          7.21 The Directors may establish and maintain a register ("Foreign Register") containing such information as they consider appropriate in relation to Shares held by a Foreign Member and foreign ownership generally.

                The Foreign Register does not form part of the register of members of the Company.

          7.22  The Directors may treat any Member who does not comply with article 7.4 or a request for information under article 7.6 as a Foreign Member. For this purpose, the Directors may specify one or more groups of Members who will be treated as Foreign Members in the event of non-compliance with articles 7.4 or a request for information under 7.6.

          7.23  The Directors shall treat as a Foreign Member:

                (a) the Depository for the American Depository Receipts or its custodian; and

                (b) any Member holding Shares registered on any New Zealand branch Share register of the Company in respect only of such Shares.

                The Directors may determine that only Shares which are not, and are not able to become, subject to a Warning Notice or a Disposal Notice under articles 7.10 or 7.11 may be recorded or remain on any New Zealand branch Share register, and may:

                (i)  decline to record on such branch Share register; or

                (ii) in the case of Shares already so recorded, remove to the
                     Company's principal Share register,

                Shares which they believe, or are concerned, are, or are able to become, subject to such a notice.

          7.24 The Directors may rely on information contained in the Foreign Register when forming their belief as to whether or not an Unacceptable Foreign-Ownership Situation exists. The information contained in the Foreign Register is to be taken as correct unless proven otherwise.

Delegation
          7.25 Without limiting article 24, the Directors may delegate any of their powers under this article 7 to any person. The provisions of this article 7 apply to each person to whom the Directors have delegated a power under this article as if a reference to the Directors included a reference to that person.

Transitional
          7.26  This article 7 does not apply to TIRT except as provided in article 7.27, to Shares registered in the name of TIRT.

          7.27 At the time of the transfer of Shares from TIRT to IR Holders, TIRT must notify the Directors of all information held by it in relation to IR Holders (including information relating to the foreign ownership of IRs).

          7.28  Each Member agrees to the transfer of such information.

          7.29 If an IR Holder has received a notice from TIRT requiring the IR Holder, or warning that the IR Holder may be required, to dispose of IRs, that IR Holder will be deemed to have received a Warning Notice or Disposal Notice (whichever is appropriate) under this Constitution in respect of the Shares transferred to that IR holder at the same time the IR Holder received the notice from TIRT.

          7.30 Members do not need to comply with article 7.4 in relation to the transfer of Shares by TIRT to IR Holders following payment of the Final Instalment.

Information on Tax Residency
          7.31 A Member must upon request (in the manner and within the time specified) notify the Directors whether the Member is or is not a resident of Australia ("Resident") within the meaning of that term in the Income Tax Assessment Act 1936 (Cth). The Directors are not obliged to enquire as to whether a Member is a Resident. The Directors may perform their duties and exercise their powers under this Constitution on the assumption that a Member is not a Resident, and each Member releases the Directors and the Company from any claim, demand, suit or action in connection therewith.

8    Transmission of Shares
--------------------------------------------------------------------------------
          8.1 A person ("transmittee") becoming entitled to a Share in consequence of the death or bankruptcy of a Member or a vesting order may, on producing such evidence that the transmittee has the character in respect of which the transmittee proposes to act under this article 8.1 or of the transmittee's title as the Directors think sufficient, either be registered as the holder of the Share, or subject to the provisions of this Constitution as to transfers, transfer the Share.

          8.2 A person ("transmittee") lawfully administering the estate of a Member under the provisions of a law relating to mental health or the administration of the estates of patients or infirm persons may, on producing such evidence that the transmittee has the character in respect of which the transmittee proposes to act under this article 8.2 as the Directors think sufficient, subject to the provisions of this Constitution as to transfers, transfer any Share registered in the name of that Member.

9    Reduction of capital
--------------------------------------------------------------------------------
                The Company may reduce its share capital in accordance with the Corporations Law.

10   Alteration of rights
--------------------------------------------------------------------------------
          10.1 Subject to article 10.2, the Corporations Law and the Listing Rules, if, because of the issue of preference Shares or otherwise, the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three quarters of the issued Shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the Shares of that class.

          10.2 The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of Shares except that a quorum is constituted by a Member or Members present in person or by proxy, Attorney or Representative, who in total hold or represent 10% of the issued Shares of the class and, if the Commonwealth holds Shares in that class of Shares one such Member must be the Commonwealth except that that requirement does not apply at an adjourned meeting if the Commonwealth received notice of the prior meeting (which was adjourned) and did not attend that meeting.

          10.3 Subject to article 2.3, the rights conferred on the holders of the Shares of any class are not to be deemed varied or abrogated by the creation or issue of further Shares ranking equally with the first-mentioned Shares unless otherwise expressly provided by the terms of issue of the Shares of that class.

11   Borrowing powers
--------------------------------------------------------------------------------
          11.1 The Directors may exercise all the Company's powers to borrow and raise money and secure any debts, liabilities, contracts or obligations incurred or undertaken by the Company in such manner and on such terms as they think fit and in particular may accept deposits, issue perpetual or redeemable debentures and give a Charge or other security over the whole or any part of the Company's undertaking and property (present and future) including its uncalled and called but unpaid capital for the time being.

          11.2  If any uncalled capital is included in a security:

                (a) the Directors may by instrument under the Seal authorise the person in whose favour the security is executed or any other person in trust for that person to make Calls on the Members in respect of that uncalled capital and the provisions of this Constitution as to Calls apply with the necessary changes to Calls made under that authority, which may be made exercisable conditionally or unconditionally, presently or contingently and to the exclusion of the Directors' powers or otherwise and is assignable if so expressed; and

                (b) a person taking a subsequent security takes that security subject to the earlier security and may not by notice to Members or otherwise obtain priority over the earlier security.

          11.3 Debentures and other securities may be made assignable free from any equities between the Company and the holder for the time being and may be issued with any special rights as to redemption, surrender, drawings, allotment of Shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

12   General meetings
--------------------------------------------------------------------------------
Annual general meeting
          12.1 Annual general meetings of the Company are to be held in accordance with the Corporations Law.

Convening general meeting
          12.2 The Directors may convene a general meeting of the Company whenever they think fit.

          12.3 The Directors must convene and arrange to hold a general meeting at the request of Members under section 249D but except as provided in that section no Member or Members may call a meeting of the Company.

Notice of general meeting
          12.4  Notice of a meeting of Members must be given in accordance with section 249H subject, if applicable, to section 249HA. In computing the period of notice under this article 12.4, both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

          12.5  A notice of a general meeting:

                 (a) must set out the place, date and time of meeting, and
                     state the general nature of the business to be dealt with at the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner;

                (b)  must state that:

                     (i) a Member who is entitled to attend and cast a vote at the meeting has a right to appoint a proxy;

                     (ii)  a proxy need not be a Member; and

                     (iii) a Member who is entitled to cast two or more votes
                           may appoint two proxies and may specify the proportion or number of votes which each proxy is appointed to exercise;

                (c) must specify a place and a fax number for the purposes of proxy appointments; and

                (d) may specify an electronic address for the purposes of receipt of proxy appointments.

          12.6 If a special resolution is to be proposed, the notice of meeting must set out an intention to propose the special resolution and state the resolution.

          12.7 The non-receipt of notice of a general meeting by, or the accidental omission to give notice of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting.

Auditor's and Directors' rights to attend general meetings
          12.8 The Auditor or an agent authorised by the Auditor in writing for the purpose is entitled to attend any general meeting, to receive all notices of and other communications relating to any general meeting which a Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns the Auditor in that capacity, and is entitled to be heard notwithstanding that the Auditor retires at that meeting or a resolution to remove the Auditor from office is passed at that meeting.

          12.9 A Director is entitled to attend any general meeting, to receive all notices of and other communications relating to any general meeting which a Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting.

Attendance at general meetings
          12.10 The chairman of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

                (a) in possession of a pictorial-recording or sound-recording device;

                (b)  in possession of a placard or banner;

                (c) in possession of an article considered by the chairman to be dangerous, offensive or liable to cause disruption;

                (d) who refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession; or

                (e) who behaves or threatens to behave in a dangerous, offensive or disruptive way.

          12.11 The chairman may delegate the powers conferred by article 12.10 to any person he or she decides.

          12.12 A person, whether a Member or not, requested by the Directors or the chairman to attend a general meeting is entitled to be present.

Postponement or cancellation of meeting
          12.13 Where a meeting of Members (including an annual general meeting) is convened by the Directors they may, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them.

          12.14 Notice of cancellation or postponement of a general meeting must:

                (a) be given to each Member individually and to each other person entitled to be given notice of that meeting under the Corporations Law or this Constitution in accordance with section 249J; and

                (b)  state the reason for cancellation or postponement.

          12.15 A notice postponing the holding of a general meeting must specify:

                (a)  the postponed date and time for the holding of the meeting;

                (b) a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

                (c) if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

          12.16 The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days notice required to be given by this Constitution or the Corporations Law of the general meeting.

          12.17 The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the notice convening the meeting.

          12.18 The accidental omission to give notice of the cancellation or postponement of a meeting to, or the non-receipt of any such notice by, a Member or person entitled to notice does not invalidate that cancellation or postponement or any resolution passed at a postponed meeting.

          12.19 If:

                (a) by the terms of an instrument appointing a proxy or Attorney or of an appointment of a Representative, a proxy or Attorney or Representative is authorised to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

                (b) the date for holding the meeting is postponed to a date later than the date specified in the instrument appointing a proxy, Attorney or Representative,

                then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument appointing a proxy, Attorney or Representative, unless the Member appointing the proxy, Attorney or Representative gives to the Company at its Registered Office, or at any other place determined by the Directors, notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

          12.20 Articles 12.13 to 12.19 (both inclusive) do not apply to a general meeting convened:

                (a)  by a Director under section 249CA;

                (b) by the Directors on the request of Members under section 249D; or

                (c)  by Members under section 249F.

13   Proceedings at general meetings
--------------------------------------------------------------------------------
Quorum
          13.1 Subject to article 13.4, 3 Members present in person or by proxy, Attorney or Representative are a quorum at a general meeting, one of whom must be the Commonwealth.

          13.2 An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it, but if a quorum is present at the beginning of a meeting it is to be deemed present throughout the meeting unless the chairman of the meeting on the chairman's own motion or at the instance of a Member, proxy, Attorney or Representative who is present otherwise declares.

          13.3 If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

                (a) if convened by a Member or Members under this Constitution or the Corporations Law, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Member or Members convening the meeting appoint by notice to the Members and others entitled to notice of the meeting; and

                (b) in any other case, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

          13.4 At any such adjourned meeting two Members present in person or by proxy, Attorney or Representative at the meeting are a quorum if one of these persons is the Commonwealth except that that requirement does not apply at an adjourned meeting if the Commonwealth has received notice of the prior meeting (which was adjourned) and did not attend that meeting. If a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

Chairman
          13.5 The Chairman is entitled to preside at general meetings, but if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the following may preside (in order of entitlement): the Deputy Chairman (if any), a Director chosen by a majority of the Directors present, the only Director present, a Member, proxy, Attorney or Representative chosen by a majority of the Members, present in person or by proxy, Attorney or Representative.

          13.6 The chairman of a general meeting may, for any item of business, or part of an item of business, vacate the chair in favour of another person nominated by the chairman.

          13.7 If there is an equality of votes the chairman of the meeting, if entitled to a deliberative vote as a Member, proxy, Attorney or Representative of a Member, has on both a show of hands and a poll, a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or Attorney or Representative of a Member. The chairman has a discretion both as to whether or not to use the casting vote and as to the way in which it is used.

Conduct of general meetings
          13.8  The chairman of a general meeting:

                (a) has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

                (b) may require the adoption of any procedure which is in the chairman's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

                (c) may, having regard where necessary to sections 250S and 250T, terminate or limit discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this article is final.

          13.9 A person present at a general meeting at the request of the Directors or the chairman is entitled to speak at the meeting if the chairman allows.

          13.10 If a separate meeting place is linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:

                (a) gives the general body of Members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;

                (b) enables the chairman to be aware of proceedings in the other place; and

                (c) enables the Members in the separate meeting place to vote on a show of hands or on a poll a Member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place.

          13.11 If the communication device referred to in article 13.10 encounters a technical difficulty, whether before or during the meeting, which results in the matters required by articles 13.10(a), (b) or (c) at the separate meeting place not being satisfied, the meeting may still be held or continue in the main place (and any other place which is linked under article 13.10) and transact business, and no Member present in person or by proxy, Attorney or Representative may object to the meeting being held or continuing. However, if the effect of this article
                13.11 has not been referred to in the notice convening the meeting, the business the meeting may conduct is limited to adjourning the meeting even if the persons in the separate meeting place are unable to participate.

How questions decided
          13.12 Subject to the requirements of the Corporations Law, a resolution is taken to be carried if a simple majority of the votes cast in the resolution are in favour of it. Every question submitted to a meeting is to be decided by a show of hands, unless before a vote is taken or before or immediately after the declaration of the result of the show of hands, a poll is demanded by:

                (a)  the chairman of the meeting;

                (b) not less than five Members entitled to vote on the resolution; or

                (c) Members with at least 5% of the votes that may be cast on the resolution on a poll, the percentage of votes that Members have being worked out as at midnight before the poll is demanded, and the demand for the poll is not withdrawn.

          13.13 Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that the motion has been carried or carried unanimously or without dissent or by a particular majority or lost and an entry to that effect in the minutes of the meeting are conclusive evidence of that and it is not necessary to prove the number or proportion of votes cast in favour of or against the motion.

          13.14 If a poll is so demanded and the demand is not withdrawn, it must be taken in such manner and at such time and place and at once or after an interval or adjournment or otherwise as the chairman of the meeting then or subsequently determines and the result of the poll is to be deemed the resolution of the meeting at which the poll was demanded.

          13.15 A poll may not be demanded on the election of a chairman of a meeting and a poll demanded on a question of adjournment is to be taken at the meeting and without adjournment.

          13.16 A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Objection to voting qualification
          13.17 Objection may not be raised to the right of a person to attend or vote at a meeting or adjourned meeting or to vote on a poll except at that meeting or adjourned meeting or when that poll is taken, and every vote not disallowed at the meeting or adjourned meeting or when the poll is taken is valid.

          13.18 If there is a dispute as to the admission or rejection of a vote, the chairman of the meeting must decide it and the chairman's decision made in good faith is final and conclusive.

Adjournment
          13.19 The chairman of a meeting may with the consent of the meeting adjourn the meeting from time to time and place to place, but the only business that may be transacted at an adjourned meeting is the business left unfinished at the meeting from which the adjournment took place and section 249W applies.

          13.20 If a meeting is adjourned for more than 14 days, notice of the adjournment must be given in accordance with article 12.5.

Representation of Commonwealth
          13.21 The Minister may act as the Commonwealth's representative at any meeting of the Company or may authorise one or two persons to act as the Commonwealth's representative at a particular meeting of the Company. To be effective, an authorisation must:

                (a) be in writing and signed by the Minister and may not be in respect of more than one particular meeting;

                (b) be received by the Company at the Registered Office not less than 24 hours before the time appointed for the meeting to which the authorisation relates. The authorisation may be sent to the Company by facsimile or other electronic means (if permitted by and in accordance with article 14.22) or by post (in which case the time of its receipt will be determined in accordance with article 31.4) or by leaving at the Registered Office; and

                (c) if two persons are authorised, specify that one person is authorised to act as the Commonwealth's representative only in the absence or incapacity of the other person.

          13.22 The Minister and any person authorised to act as the Commonwealth's representative (in accordance with his or her authority and until revoked) will be entitled to exercise at a meeting all the powers conferred on the Commonwealth as a Member or otherwise including the right to speak and vote at the meeting, to demand a poll or act generally as if the Commonwealth were present at the meeting.

          13.23 For the purposes of article 14.23, the revocation of an authorisation under article 13.21 must be signed by the Minister.

14   Votes of members
--------------------------------------------------------------------------------
Entitlement to vote
          14.1 Subject to any rights or restrictions for the time being attached to any class or classes of Shares and to this
                Constitution:

                (a) on a show of hands, each Member present in person and each other person present as a proxy, Attorney or Representative of a Member has one vote; and

                (b) on a poll, each Member present in person has one vote for each fully paid Share held by the Member and each person present as proxy, Attorney or Representative of a Member has one vote for each fully paid Share held by the Member that the person represents, but a Member is not entitled to vote at a general meeting in respect of Shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.

          14.2  If:

                (a)  Shares held by a Member are not fully paid; and

                (b) the same amount has been paid on each of the Shares so held,

                then on a poll, that Member present either in person or by proxy, Attorney or Representative has the number of votes in respect of those Shares determined in accordance with the formula:

                     A x B
                     -----
                       C

                     where:

                     A is the number of those Shares held by the Member;

                     B is the amount paid on each of those Shares excluding:

                     (i)  any amount paid in advance and on account of a call;
                          and

                     (ii) any amount credited as paid on those Shares to the
                          extent that it exceeds the value of the consideration received for the issue of those Shares; and

                     C is the issue price of each of those Shares.

          14.3 If a Member holds Shares referred to in article 14.2(a) on each of which the same amount has not been paid:

                (a) each parcel of those Shares on which the same amount has been paid is to be treated for the purposes of article 14.2 as a separate holding;

                (b) the formula in article 14.2 is to be applied separately to each parcel referred to in article 14.3(a); and

                (c) the number of votes to which the Member or person referred to in article 14.2 is entitled in respect of those Shares is the aggregate of the number of votes to which that Member or person is entitled by the separate application of the formula in article 14.2 to each parcel referred to in article 14.3(a).

          14.4  A fraction arising on the application of the formula in article
                14.2 is to be disregarded.

          14.5 A proxy's authority to speak and vote for a Member at a meeting is suspended while the Member is present at the meeting.

Joint shareholders' vote
          14.6 In the case of joint holders of a Share in the Company the vote of the senior who tenders a vote, whether in person or by proxy, Attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the Register.

Vote of shareholder of unsound mind
          14.7 If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health then the Member's committee or trustee or such other person as properly has the management of the Member's estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

Effect of unpaid call
          14.8 A Member is not entitled to cast a vote at a general meeting attached to a Share on which a call is due and payable and has not been paid.

Objection to voting qualification
          14.9 An objection may not be raised to the right of a person to attend or vote at the meeting or adjourned meeting except at that meeting or adjourned meeting. Any such objection must be referred to the chairman of the meeting, whose decision is final. A vote not disallowed under such an objection is valid for all purposes.

Appointment of proxy
          14.10 A Member entitled to attend and vote at a meeting of Members may appoint:

                (a)  a person; or

                (b) if the Member is entitled to cast two or more votes at the meeting, two persons,

                as the Member's proxy or proxies to attend and vote for the Member at the meeting. If the Member appoints two proxies and the instrument of appointment does not specify the number or proportion of the Member's votes each proxy may exercise one-half of the votes. A proxy need not be a Member.

          14.11 An appointment of a proxy is valid if it is signed by the Member of the Company making the appointment and contains the following information:

                (a)  the Member's name and address;

                (b)  the Company's name;

                (c) the proxy's name or the name of the office held by the proxy;

                (d)  the meetings at which the appointment may be used.

                An appointment may be a standing one. An appointment of a proxy does not need to be witnessed.

          14.12 An undated appointment is to be taken to have been dated on the day it is given to the Company.

          14.13 An appointment may specify the way the proxy is to vote on a particular resolution. If it does:

                (a) the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

                (b) if the proxy has two or more appointments that specify different ways to vote on the resolution, the proxy must not vote on a show of hands;

                (c) if the proxy is the chairman, the proxy must vote on a poll, and must vote that way; and

                (d) if the proxy is not the chairman, the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

                If a proxy is also a Member, this article does not affect the way that the person can cast any votes attached to Shares held by that person.

          14.14 A later appointment revokes an earlier one if both appointments could not be validly exercised at the meeting.

          14.15 An instrument appointing a proxy is to be taken to confer authority to demand or join in demanding a poll.

Instrument of proxy
          14.16 An instrument appointing a proxy:

                (a) if sent by post or by fax, must be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing or if the appointor is a body corporate under its common or official seal or the hand of its attorney so authorised and, if and to the extent that the Directors permit, may be in respect of more than one meeting; or

                (b) if sent by electronic transmission, will be taken to have been signed if the appointment has been authorised by the Member in a manner approved by the Directors from time to time or specified in the notice of meeting.

          14.17 An instrument appointing a proxy must be in a form acceptable to the Directors generally or in a particular case.

Right to appoint attorneys
          14.18 Subject to article 14.20, a Member other than TIRT, an ESOP Trustee or an Approved Nominator may by power of attorney duly executed in the presence of at least one witness and (if necessary) duly stamped appoint an attorney to act on the Member's behalf at all or any meetings of the Company or of any class of Members or for any other purpose specified by the Member for the purposes of this Constitution.

                (a) Where TIRT is entered in the Register as a member of the Company it may at any time in writing and in a form acceptable to the Directors, appoint as its attorney each IR Holder or, where an IR Holder so nominates for this purpose up to two other persons (or where the IR Holder is an ESOP Trustee or an Approved Nominator, such greater number of persons as the Company may permit), such nominated persons to act as TIRT's attorney at all or any meetings of the Company or of any class of Members or for any other purpose specified by TIRT for the purposes of this Constitution, in respect of the Shares underlying the IRs held by or on behalf of each such IR Holder at a time or times nominated by TIRT (which time or times may be prior to a time determined by the convenor of the meeting to determine the holder of Shares for the purposes of the relevant meeting).

                (b) Where an ESOP Trustee or an Approved Nominator is entered in the Register as a member of the Company it may at any time in writing and in a form acceptable to the Directors, appoint as its attorney each ESOP Participant or Approved Nominee (as the case may be) or, where an ESOP Participant or Approved Nominee (as the case may be) so nominates for this purpose up to two other persons (or such greater number as the Company may permit), such nominated persons to act as the ESOP Trustee's or the Approved Nominator's (as the case may be) attorney at all or any meetings of the Company or of any class of Members or for any other purpose specified by the ESOP Trustee or the Approved Nominator (as the case may be) for the purposes of this Constitution, in respect of the Shares held on behalf of each such ESOP Participant or Approved Nominee (as the case may be) at a time or times nominated by the ESOP Trustee or the Approved Nominator (as the case may be) (which time or times may be prior to a time determined by the convenor of the meeting to determine the holder of Shares for the purposes of the relevant meeting).

                (c) The power of appointment referred to in articles 14.19(a) and (b) is a power to appoint, without limitation, in general terms without identifying IR Holders, ESOP Participants, Approved Nominees or any of their nominees and whether before or after the relevant IR Holder, ESOP Participant, Approved Nominee or nominee becomes an IR Holder or ESOP Participant or Approved Nominee or nominee (as the case may be) and whether before or after any of the nominations referred to below are made.

                (d)  A nomination referred to in article 14.19(a) or (b):

                     (i) must be in writing under the hand of the nominator or their attorney duly authorised in writing or, if the nominator is a body corporate, under its common seal or official seal or the hand of its attorney so authorised and may be in respect of more than one meeting; and

                     (ii) may be deposited with the Company at its Registered
                          Office before or after the appointment of an attorney under article 14.19 except that, if it relates to a particular meeting of Members, it must be deposited no later than 5pm on the date 2 Business Days before the day which has been fixed by the Company as the last day for lodgment of proxies with the Company in respect of that meeting.

                (e) For the avoidance of doubt, nothing in paragraph (b) of the definition of Member in article 1.1 prevents TIRT, an ESOP Trustee or an Approved Nominator from conferring powers which it would be able to confer on an attorney under this article 14.19 were it not for that paragraph (b).

          14.20
                (a) The appointment of an Attorney gives the Attorney the same right as the Member to speak and vote at the meeting or to demand a poll or to act generally at the meeting as if the Member were present and to consent to short notice of the meeting.

                (b)  If a Member nominates two or more persons as Attorneys:

                     (i) the appointment is of no effect unless each Attorney is appointed to represent a specified portion of the Member's voting rights; and

                     (ii) no Attorney is entitled to vote on a show of hands.

          14.21 To be effective, an instrument appointing a proxy and any power of attorney under which it is executed or a copy (verified by statutory declaration as a true copy) of the power of attorney, together with such evidence of due stamping (if necessary) and execution and non-revocation as the Directors may require, must be received by the Company at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (or, subject to the Corporations Law, such longer time as the Directors specify) before the time appointed for the meeting or adjourned or postponed meeting or poll which the appointee proposes to attend or on which the appointee proposes to vote.

          14.22 Subject to article 14.16 and if expressly permitted by the notice convening the general meeting, an instrument appointing a proxy, Attorney or Representative or revoking such an appointment may be deposited by facsimile or other electronic means if:

                (a) the copy of the instrument is transmitted to the facsimile number or electronic address specified in the notice of meeting; and

                (b) the instrument is produced or the transmission is otherwise verified by the Company in the way specified in the notice of meeting prior to the time for holding the meeting or adjourned meeting or taking the poll (as the case may be).

Validity of vote in certain circumstances
          14.23 A vote cast by a proxy, Attorney or Representative is valid notwithstanding the previous revocation of that person's authority by the death of the principal or otherwise and notwithstanding the transfer of the Shares in respect of which the vote is cast, unless an intimation in writing of the revocation or transfer has been received at the Registered Office or by the chairman of the meeting before the vote is cast.

Effect of unpaid moneys
          14.24 A Member holding Shares in respect of which any moneys due and payable to the Company have not been paid is not entitled to attend or vote at general meetings by virtue of holding those Shares, but if Shares in respect of which no moneys are due and payable to the Company are also held the Member is entitled to attend general meetings and vote in respect of them as if those Shares were the only Shares held.

Restricted Securities
          14.25 A Member is not entitled to vote at a general meeting in respect of Restricted Securities held by the Member for so long as any breach by the Member of any escrow agreement entered into by the Company in relation to them subsists.

15   Directors
--------------------------------------------------------------------------------
Number of Directors
          15.1 The number of Directors must not be less than 3 nor, until otherwise determined by the Company by ordinary resolution in general meeting, more than 13.

No Share qualification
          15.2  A Director does not require a Share qualification.

Nomination and notice of candidature
          15.3 A person is only eligible to be elected as a Director at a general meeting if the person gives written notice to the Company that the person is a candidate for election to the office of Director at the meeting at least 40 clear Business Days before the meeting or such number of Business Days as has otherwise been specified by the Listing Rules.

          15.4  Article 15.3 does not apply to a Director:

                (a)  retiring from office by rotation at the meeting;

                (b)  who is eligible for re-election under article 15.7; or

                (c)  whose office becomes vacant under section 228.

          15.5 Notice of the name of each candidate for election to the office of Director must be given by the Company to all Members at least seven clear Business

                Days before the election is to take place.

Appointment
          15.6 The Directors may, after consulting with the Minister appoint, or the Company by ordinary resolution in general meeting may elect, a person as a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors is not at any time to exceed the maximum fixed by or under article 15.1.

          15.7 A Director appointed by the Directors (other than a Chief Executive Officer) holds office only until the next following annual general meeting but is then eligible for re-election.

16   Remuneration and expenses
--------------------------------------------------------------------------------
          16.1 Subject to article 16.2 and to article 34, the Directors are entitled to be paid out of the funds of the Company as remuneration for their services as Directors including, without limitation, service on a committee of Directors such sum accruing from day to day as the Company in general meeting determines by ordinary resolution but until so determined the total amount paid or given to all Directors for their services as Directors including without limitation, service on a committee of Directors is to be no more than $750,000 per annum to be divided among them in such proportion and manner as they agree or in default of agreement equally. This article 16.1 does not limit, and is not effected by, the remuneration which may be paid to Executive Directors under article 22.3.

          16.2 The Directors' remuneration for their services as Directors is to be by fixed sum and not a commission on or percentage of profits or operating revenue and may not be increased except by the Company by ordinary resolution in general meeting after particulars of the proposed increase have been given to the Members in the notice convening the meeting.

          16.3 If a Director at the request of the Directors performs additional or special duties for the Company (other than service on a committee of Directors), the Company may remunerate that Director by payment of a fixed sum or salary to be determined by the Directors and that remuneration may be either in addition to or in substitution for that Director's share of the total remuneration provided for in article 16.1.

          16.4 A Director is also entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company in accordance with a policy determined by the Directors.

          16.5 This article 16 does not come into force unless and until the Directors are no longer holders of a "public office" within the meaning of the Remuneration Tribunal Act 1973 (Cth).

17   Retirement benefit
--------------------------------------------------------------------------------
          17.1 A Director may be paid a retirement benefit, as determined by the Directors, in accordance with the Corporations Law.

          17.2 A retirement benefit includes any benefit paid in consequence of or in connection with the death of the Director or loss by the Director of, or resignation by the Director from, the office of Director, or the termination of the Director's employment by the Company or any Related Body Corporate of the Company.

          17.3 Where a retirement benefit is payable in consequence of the death of a Director the payment may be made to the Director's widow, widower or children or other person or persons who, in the opinion of the Directors, is or are at the time of the Director's death financially dependent on the Director, or to such of them and in such shares as the Directors determine.

          17.4 The Directors are authorised to make arrangements with a Director with respect to the payment of a retirement benefit in accordance with this article 17.

          17.5 The Company and the Director may enter into a contract for the purpose of providing for or giving effect to the payment of a retirement benefit in accordance with this article 17.

18   Vacation of office and conflict of interest
--------------------------------------------------------------------------------
Vacation of office
          18.1  The office of a Director is automatically vacated if the
                Director:

                (a) ceases to be a Director by virtue of, or becomes prohibited from being a Director because of an order made under, the Corporations Law;

                (b) becomes bankrupt or insolvent or makes an arrangement or composition with creditors of the Director's joint or separate estate generally;

                (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

                (d) resigns office by notice in writing to the Company or refuses to act;

                (e) is not present personally or by an Alternate Director or by a proxy appointed under article 21.9 at the meetings of the Directors for a continuous period of three months without leave of absence from the Directors;

                (f) is removed from office by the Company in general meeting by ordinary resolution which powers of removal may be exercised by the

                     Company in addition to the powers conferred on Members by
                     section 227 of the Corporations Law;

                (g) fails to comply with his or her obligations under article 18.6;

                (h) is declared by an ordinary resolution of the Company in general meeting not to have performed to a satisfactory standard over a period of time; or

                (i) being an Executive Director (including the Chief Executive Officer), ceases to be an employee of the Company.

Director's interests
          18.2 A Director is not disqualified by the Director's office and the fiduciary relationship established by it from holding any office or place of profit, other than that of Auditor, under the Company or a related body corporate. A Director may, subject to the Corporations Law:

                (a) be or become a director of or otherwise hold office or a place of profit in any other company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise;

                (b) contract or make any arrangement with the Companyor anyrelated body corporate whether as vendor, purchaser, broker, solicitor or accountant or other professional person or otherwise and any contract or arrangement entered or to be entered into by or on behalf of the Company or any related body corporate in which any Director is in any way interested is not avoided for that reason; and

                (c) participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company or any related body corporate, a related body corporate or any of their respective predecessors in business or their dependants or persons connected with them.

          18.3  A Director who:

                (a)  holds any office or place of profit under the Company;

                (b) holds any office or place of profit referred to in article 18.2(a):

                (c)  is involved in a contract or arrangement referred to in article 18.2(b); or

                (d) participates in an association or otherwise under article 18.2(c),

                is not by reason only of thatfact or any interest resulting from it or the fiduciary relationship established by it liable to account to the Company for any remuneration or other benefits accruing from it.

          18.4 A Director or a firm of which the Director is a partner or employee may act in a professional capacity, other than as Auditor, for the Company or any related body corporate and a Director or a Director's firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

          18.5 Each Director must disclose that Director's interests to the Company in accordance with the Corporations Law.

          18.6 A Director who has a material personal interest in a matter that is being considered at a meeting of the Directors may:

                (a) vote on the matter (or in relation to a proposed resolution specified in section 232A(3) in relation to the matter, whether in relation to that or a different Director); or

                (b) be present while the matter (or a proposed resolution of that kind) is being considered at the meeting,

                only in circumstances specified in Sections 232A(2), 232A(3), 232A(6) or 232B. Except as provided by this article, a Director is not disqualified from voting on account of interest on a matter as contemplated by paragraph (a) or from being present at a meeting as contemplated by paragraph (b).

          18.7 The Director may be counted in the quorum present at any Directors' meeting at which the contract, proposed contract or arrangement or other matter is considered if the Director is permitted by the Corporations Law to be present during the consideration.

          18.8 For the purposes of article 18.6, a Director does not have an interest in a matter relating to an existing or proposed contract of insurance merely because the contract insures, or would insure, the Director against a liability incurred by the Director as an officer of the Company or of a related body corporate. This article does not apply if the Company is the insurer.

          18.9 The restrictions contained in article 18.6 may at any time or times be suspended or relaxed to any extent and either prospectively or retrospectively by resolution of the Company in general meeting, if that is permitted by the Corporations Law.

          18.10 A Director may, notwithstanding the Director' s interest, and whether or not the Director is entitled to vote, or does vote, participate in the execution of any instrument by or on behalf of the Company and whether through signing or sealing the same or otherwise.

19   Rotation of Directors
--------------------------------------------------------------------------------
          19.1 A Director other than a Chief Executive Officer may not retain office for more than three calendar years or beyond the third annual general meeting following the Director's election (whichever is the longer period) without submitting himself or herself for re-election.

          19.2 At the annual general meeting in each year one third of the Directors in office (other than a Chief Executive Officer) or, if their number is not a multiple of three, the number nearest to but not less than one third must retire from office.

          19.3 A retiring Director may act until the conclusion of the meeting at which the Director retires and is eligible for re-election.

          19.4 Subject to section 227(10), the Directors to retire by rotation at each annual general meeting are those who have been longest in office and the length of time a Director has been in office is to be computed from the Director's last election or, in the case of a Director elected by the Company in general meeting under article 15.6, computed from the date of that election.

          19.5 As between Directors who have been in office an equal length of time, the Directors to retire are in default of agreement between them to be determined by drawing lots in any manner determined by the Chairman or if the Chairman is not able and willing to act by the Deputy Chairman (if any), or, in the absence of a Deputy Chairman, a Director chosen by the majority of Directors.

          19.6 In ascertaining the number and identity of the Directors to retire by rotation, neither a Director appointed by the Directors under article 15.6 nor a Director whose office has become vacant under section 228 is to be taken into account.

          19.7 If the Company in general meeting by ordinary resolution elects a Director under article 15.6, it may also determine in what order of rotation the Director is to go out of office.

          19.8 The Company in general meeting may by ordinary resolution at a meeting at which Directors retire by rotation fill all or any of the vacant places by electing persons to them and may fill any other vacancy.

20   Powers of Directors
--------------------------------------------------------------------------------
          20.1 The management of the business and affairs of the Company is vested in the Directors and they may exercise all such powers and do all such things as the Company is by its memorandum or otherwise authorised to exercise and do and are not by this Constitution or by statute required to be exercised or done by the Company in general meeting, subject nevertheless to the provisions of the Corporations Law, the Telstra Act and all other applicable laws and of this Constitution but:

                (a) no resolution of the Company shall invalidate any prior act of the Directors which would have been valid had that resolution not been passed; and

                (b) the Directors may not sell or dispose of the Company's main undertaking unless the sale or disposal is subject to ratification by the Company in general meeting.

          20.2 In exercising their powers the Directors must, without limitation, ensure that the Company complies with all applicable laws including, without limitation, the obligations imposed on the Company by the Telstra Act.

21   Proceedings of Directors
--------------------------------------------------------------------------------
Meetings
          21.1 The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

Quorum
          21.2 Until otherwise determined by the Directors a quorum for a meeting of Directors is three Directors present in person or by proxy.

Effect of vacancy
          21.3 The continuing Directors may act notwithstanding a vacancy in their number but, if and so long as their number is reduced below the minimum fixed by article 15.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or of summoning a general meeting.

Convening meetings
          21.4 A Director may, and the Secretary on the request of a Director must, convene a meeting of the Directors.

          21.5 A Director who is not in Australia is not entitled to notice of a meeting of Directors.

          21.6 A notice of a meeting of Directors may be given in person or by post, telex, facsimile or other method of written or electronic mail communications or in any other way acceptable to the Directors generally or in a particular case.

          21.7 A Director may waive notice of a meeting of Directors by giving the Company notice to that effect in person or by post, facsimile or other method of written or electronic mail communications, or in any other way acceptable to the Directors generally or in a particular case.

          21.8 A Director who attends a meeting of Directors waives any objection that person may have to a failure to give notice of the meeting.

Appointment of proxy
          21.9 A Director may attend and vote by proxy at a meeting of the Directors if the proxy is a Director and has been appointed by writing under the hand of the appointor or by telegram, facsimile transmission or other form of visible communication from the appointor. Such an appointment may be general or for any particular meeting or meetings.

Chairman and Deputy Chairman
          21.10 The Directors must elect a Director as Chairman and may elect another Director as Deputy Chairman and may determine the period during which each is to hold office but the performance of the functions and the exercise of the powers of the Directors are not affected by reason of there being a vacancy in these offices.

          21.11 The Chairman or Deputy Chairman (if any) may be removed from that office by a resolution of the Directors of which not less that 14 days' notice has been given to all the Directors for the time being in Australia.

          21.12 The office of Chairman or Deputy Chairman is automatically vacated:

                (a) if the office of the Director holding that position is vacated under article 18.1; or

                (b) if the term of appointment of the Director holding that position expires; or

                (c) if the Chairman or Deputy Chairman (as the case may be) resigns that office by notice to the Company.

          21.13 The Chairman is entitled to preside at meetings of the Directors but, if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the following may preside (in order of entitlement): the Deputy Chairman (if any), a Director chosen by a majority of the Directors present.

How questions decided
          21.14 Questions arising at a meeting of the Directors are to be decided by a majority of votes and, except where only two Directors are present in person or by proxy and entitled to vote on a question, in the event of an equality of votes the chairman of the meeting has a casting vote. The chairman has a discretion both as to whether or not to use the casting vote and as to the way in which it is used.

Committees
          21.15 The Directors may delegate any of their powers to Committees consisting of such Director or Directors as they think fit and may revoke that delegation.

          21.16 A Committee in the exercise of the powers so delegated must conform to any regulations imposed by the Directors.

          21.17 Subject to article 21.16, the meetings and proceedings of a Committee consisting of two or more Directors are to be governed by the provisions of this Constitution as to the meetings and proceedings of the Directors so far as they are applicable.

Written resolution
          21.18 Subject to the Corporations Law, a resolution in writing sent to all Directors or members of a Committee and signed by at least 75% of the Directors or at least 75% of the members of a Committee in each case other than those on leave of absence approved by the Board and who were entitled to vote on the resolution, in either case being at least a quorum, is as valid and effectual as if it had been passed at a meeting of the Directors or Committee duly called and constituted at the time the resolution was last signed and may consist of several documents in like form each signed by one or more of the Directors or members of a Committee. The Company Secretary will notify all Directors or members of a Committee as soon as practicable after such a resolution is passed.

Use of technology
          21.19 A Directors' meeting may be called or held using any technology consented to by each Director. The consent may be a standing one. A Director may only withdraw consent within a reasonable period before the meeting.

Validity of acts of Directors
          21.20 All acts of the Directors, a Committee or a person acting as a Director or Committee or member of a Committee are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them or that they or any of them were disqualified or had vacated office.

22   Chief Executive Officer and Executive Directors
--------------------------------------------------------------------------------
Appointment and removal
          22.1 The Directors may appoint one or more of their number to the office of Executive Director, including one of their number as a Chief Executive Officer, either for a fixed term or without limitation as to period of appointment but not for life, and may remove a person so appointed and appoint another instead.

          22.2  A Chief Executive Officer while continuing to hold that office:

                (a) is not subject to re-election under article 15.7 at the annual general meeting following appointment by the Directors under article 15.6 or retirement by rotation or to be taken into account in determining the rotation or retirement of Directors or the number of Directors to retire; but:

                (b) subject to the provisions of any contract with the Company (which may not limit the operation of article 18.1), is subject to the same provisions as to resignation and removal as the other Directors and automatically ceases to be a Chief Executive Officer on ceasing to be a Director.

Remuneration
          22.3 The remuneration of an Executive Director, including the Chief Executive Officer, may be determined by the Directors in such manner as they think fit but may not include a commission on or percentage of operating revenue.

Powers
          22.4 The Directors may confer on an Executive Director, including the Chief Executive Officer, such of the powers conferred on the Directors by this Constitution, for such time, to be exercised for such purposes, on such terms and with such restrictions as they think fit and all or any of those powers may be conferred collaterally with but not to the exclusion of the powers of the Directors and may be revoked or varied by the Directors.

23   Alternate Directors
--------------------------------------------------------------------------------
          23.1 Subject to the Corporations Law, a Director ("appointor") may by writing under the appointor's hand or by telegram, facsimile or other form of visible communication to the Secretary, appoint a person approved by a majority of the other Directors to act as an Alternate Director in the appointor's place whether for a stated period or periods or until the happening of a specified event or from time to time.

          23.2  An Alternate Director:

                (a) may be removed or suspended from office by writing under the appointor's hand or by notice in writing from the appointor;

                (b) subject to this Constitution is entitled to receive notice of meetings of the Directors and to attend and vote if the appointor is not present and, if also a Director in the Alternate Director's own right or Alternate Director for another Director as well, to have a separate vote on behalf of the appointor in addition to the Alternate Director's own or that other Director's vote;

                (c) may exercise all the powers except the power to appoint an Alternate Director and, subject to the Corporations Law, perform all the duties of the appointor in so far as the appointor has not exercised or performed them;

                (d) automatically ceases to be an Alternate Director if the appointor ceases to be a Director;

                (e) whilst acting as a Director is responsible to the Company for the Alternate Director's own acts and defaults and the appointor is not responsible for them;

                (f) may not receive any remuneration from the Company as a Director except for any special services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director; and

                (g) may not be taken into account separately from the appointor in determining the number of Directors or the rotation of Directors.

          23.3 If the appointor retires by rotation but is re-elected by the meeting at which the appointor retires, the appointment of the Alternate Director continues to operate as if the appointor had not retired.

24   Local management
--------------------------------------------------------------------------------
          24.1 The Directors may provide for the management and transaction of the affairs of the Company in a specified locality whether in Australia or abroad in such manner as they think fit and the provisions of articles 24.2 to 24.9 do not limit the generality of this article 24.1.

          24.2 The Directors may establish local boards or agencies for managing any of the affairs of the Company in a specified locality and may appoint persons to be members of those local boards or managers or agents and may fix their remuneration.

          24.3 The Directors may delegate to a person so appointed any of the powers vested in the Directors other than the power to make Calls and may authorise the members of a local board or any of them to fill vacancies in it and to act notwithstanding vacancies.

          24.4 Any such appointment or delegation may be made on such terms as the Directors think fit and the Directors may remove a person so appointed and may revoke or vary any such delegation.

Powers of attorney
          24.5 The Directors may by revocable or irrevocable power of attorney under the common seal of the Company appoint a person to be the attorney of the Company for such purposes and with such powers (not exceeding those conferred on the Directors by this Constitution) and for such period and subject to such conditions as the Directors think fit.

          24.6 Any such appointment may be made in favour of the members or any of the members of a local board or in favour of a body corporate or of the members, directors, nominees or managers of a body corporate or firm or in favour of a fluctuating body of persons whether nominated directly or indirectly by the Directors and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with the attorney as the Directors think fit.

Sub-delegation
          24.7 Any such delegate or attorney may be authorised to sub-delegate all or any of the powers vested in that person.

Branch registers
          24.8 The Directors may make such provision as they think fit regarding the keeping of branch registers and the transmission of Shares between registers and may appoint such person as they think fit in any place where a branch register is kept to approve or reject transfers on that register. The Directors may, in their sole discretion, determine which Shares may be recorded or will remain on a branch register, and direct the person so appointed in respect of the branch register accordingly.

          24.9 A person so appointed may in respect of transfers or other entries proposed to be registered in the branch register exercise all the powers of the Directors conferred on that person to the same extent and effect as if the Directors themselves were present and exercised them.

25   Secretary
--------------------------------------------------------------------------------

                A Secretary holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine and, in addition to any other duties, shall ensure that the Company complies with sections 251 A, 251AA and 251B of the Corporations Law.

26   Authentication of Documents
--------------------------------------------------------------------------------
Company seals
          26.1  The Company may have a common seal and may have:

                (a) a duplicate common seal, which is a facsimile of the common seal with the addition on its face of the words "Share Seal"; and

                (b) an official seal for use in any place outside Victoria, which is a facsimile of the common seal with the addition on its face of the name of every place where it may be used.

          26.2 The Directors must provide for the safe custody of all Seals in such manner as they think fit.

Use of common seal or duplicate common seal
          26.3 The common seal or duplicate common seal may be affixed to a document only by the authority of the Directors or a Committee of the Directors authorised by the Directors in that regard.

          26.4 Subject to article 26.10, every document to which the common seal or duplicate common seal is affixed must be signed by a Director and countersigned by the Secretary or a second Director or some other person appointed generally or in a particular case by the Directors for that purpose.

Seal Register
          26.5 The Company must keep a seal register and, on affixing the seal to any document (except a certificate for securities of the Company), must enter in the register particulars of the document, giving in each case a short description of the document.

          26.6 The register, or any details from it that the Directors require, must be produced at meetings of Directors for noting the use of the seal since the previous meeting of Directors.

          26.7 Failure to comply with articles 26.5 and 26.6 does not invalidate any document to which a seal is properly affixed.

Use of official seal
          26.8 An official seal may be affixed to a document only by the authority of the Directors or a Committee of the Directors or a local board in either case authorised by the Directors in that regard.

          26.9 Every document to which an official seal is affixed must be signed by a person appointed by the Directors to affix that official seal who must in writing under that person's hand certify on the document to which the official seal is affixed the date on which and the place at which it is affixed.

Sealing and signatures by mechanical means
          26.10 The Directors may determine generally or in a particular case that:

                (a)  a duplicate common seal or an official seal; and

                (b) the signature of a Director, Secretary or other person appointed by the Directors for the purpose of signing documents to which a Seal is affixed may be affixed by a specified mechanical means on documents.

Cheques and the like
          26.11 Cheques, bills of exchange, promissory notes and negotiable instruments may be signed, accepted, drawn, made or endorsed on behalf of the Company in such manner and by such persons (whether Directors or officers of the Company or not) as the Directors determine but not otherwise.

27   Reserves
--------------------------------------------------------------------------------
          27.1 The Directors may before declaring or paying a dividend set aside out of the profits of the Company such sums as they think proper as reserves to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may properly be applied.

          27.2 Pending any such application, the reserves may at the discretion of the Directors be used in the business of the Company or be invested in such investments as the Directors think fit.

          27.3 The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends, without transferring those profits to a reserve.

28   Dividends
--------------------------------------------------------------------------------
Calculation and apportionment of dividends
          28.1 Subject to the rights of persons (if any) entitled to Shares with special rights as to dividends and to the terms of any issue of Shares to the contrary, all dividends are to be paid:

                (a) in the case of fully paid Shares, to their holders in proportion to the numbers of Shares held by them respectively; or

                (b) in the case of Shares which are not fully paid Shares, to their holders according to the amounts paid or credited as paid on those Shares, apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid.

                An amount:

                paid or credited as paid on a Share in advance of a call; or

                credited as paid on a Share to the extent (if any) that it exceeds the value of the consideration received for the issue of that Share,

                is not to be taken as paid or credited as paid on the Share for the purposes of this article 28.1.

Directors' powers
          28.2 The power to declare dividends, pay dividends and fix the time for their payment is vested in the Directors.

          28.3  A dividend does not bear interest against the Company.

          28.4 A declaration by the Directors as to the amount of the profits available for dividend is conclusive and binding on all Members.

Payment
          28.5 Dividends, interest and other amounts payable in cash by the Company to a Member or in respect of Shares may be paid by cheque or warrant to or to the order of the Member, payee or person to whom the cheque or warrant is given or posted in accordance with article 31 or in any other way determined by the Directors, and in the case of Shares registered in the name of TIRT, the Directors shall pay dividends in accordance with the directions of TIRT and the Directors shall have no liability to TIRT in relation to a dividend if a cheque for the amount representing that dividend is despatched by ordinary post as directed by TIRT or is despatched in any other way directed by TIRT.

          28.6 A transfer of Shares does not pass the right to a dividend or other distribution declared or made on them after the transfer and before its registration.

Retention
          28.7 The Directors may retain dividends and other distributions payable or distributable on Shares over which the Company has a lien and may apply them in or towards satisfaction of the debts or liabilities in respect of which the lien exists.

          28.8 The Directors may retain dividends and other distributions payable or distributable on Shares in respect of which a person is entitled to become a Member in accordance with article 8 or which a person is entitled to transfer in accordance with that article until that person becomes a Member in respect of those Shares or duly transfers them.

Distribution of specific assets
          28.9 The Directors, when declaring a dividend or paying an interim dividend, may resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including Paid up Shares in or debentures of the Company or Paid up Shares in or debentures of any other body corporate, and may direct that the dividend payable in respect of any particular Shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other Shares be paid in cash.

          28.10 If a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

29   Capitalisation of profits
--------------------------------------------------------------------------------
          29.1 The Company in general meeting may by ordinary resolution and subject to the Corporations Law and the Listing Rules resolve that any moneys, investments or other assets:

                (a)  forming part of the undivided profits of the Company;

                (b)  standing to the credit of a reserve; or

                (c)  in the hands of the Company and available for dividend,

                be capitalised and applied, in any of the ways mentioned in article 29.2, for the benefit of such of the Members as would have been entitled to receive them if distributed by way of dividend and in the proportions to which those Members would have been entitled in such a distribution. The Company may not pass such a resolution unless:

                (d)  the Directors have recommended it; or

                (e) until the expiry of ten Business Days after notice of the resolution has been lodged at the registered office of the Company to enable the Directors to express any views they may have on the resolution.

          29.2 Subject to the Corporations Law and the Listing Rules, the ways in which moneys, investments or other assets referred to in article 29.1 may be applied for the benefit of Members under that article are:

                (a)  in paying any amounts unpaid on Shares held by Members;

                (b) in paying up in full unissued Shares or debentures to be issued to Members as fully Paid; or

                (c) partly as mentioned in article 29.2(a) and partly as mentioned in article 29.2(b).

          29.3 The Directors must do all things necessary to give effect to a resolution under article 29.1 and in particular to the extent necessary to adjust the rights of Members among themselves may:

                (a) issue fractional certificates or make cash payments in cases where

                     Shares or debentures become issuable in fractions; and

                (b) authorise any person to make on behalf of all Members entitled to any further Shares or debentures on the capitalisation, an agreement with the Company providing for the issue to them, credited as fully Paid, of any such further Shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of article 29.3(b) is effective and binding on all the Members concerned.

30   Inspection of books
--------------------------------------------------------------------------------
          30.1 Subject to the Corporations Law, the TelstraAct and any other law and an ordinary resolution of the Company in general meeting, the Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books and documents of the Company or any of them will be open to inspection by the Members and other persons.

          30.2 A Member or other person, not being a Director, has no right to inspect any of the books or documents of the Company except as conferred by statute or authorised by the Directors or by an ordinary resolution of the Company in general meeting and is not entitled to require or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of or used by the Company.

31   Service of Documents
--------------------------------------------------------------------------------
          31.1 A Share certificate, statement of holdings, cheque, warrant, notice or other document may be delivered or served by the Company either:

                (a)  personally;

                (b)  by post:

                     (i) in the case of a Member who does not have a Registered Address in Australia, by airmail post; and

                     (ii) in any other case, by ordinary post; or

                (c) by sending it to the fax number or electronic address nominated by the Member,

                and is at the risk of the addressee as soon as it is given or posted.

          31.2 A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of that Share.

          31.3 A Member whose Registered Address is not in Australia may specify in writing an address in Australia to be deemed the Member's Registered Address within the meaning of this article 31.

          31.4 A document sent by post is to be deemed received or served on the day next following that on which it was posted and in proving delivery or service it is sufficient to prove that the envelope or wrapper containing the document was properly addressed and stamped and was posted.

          31.5 A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was properly addressed and stamped and was posted is conclusive evidence of those facts.

          31.6 A notice may be served by the Company on a Member or other person receiving notice under this Constitution by sending it by facsimile to that person at the person's Registered Address.

          31.7 A notice sent by facsimile is to be deemed served on the day following production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the person's facsimile number. A notice sent by electronic transmission is deemed to be served on the day following its transmission.

          31.8 A person who by operation of law, transfer or other means becomes entitled to be registered as the holder of or to transfer a Share is bound by every notice previously given in respect of that Share.

          31.9 A document delivered to or served on a Member is, notwithstanding the death or bankruptcy of the Member and whether or not the Company has notice of it, to be deemed duly delivered or served in respect of all Shares whether held solely or jointly with other persons by the Member until another person is registered in the Member's place and to be sufficient delivery or service of the document to and on the Member's legal personal representative, trustee or assignee and if the Member is a joint holder the other joint holders.

          31.10 Subject to the Corporations Law:

                (a) if a given number of days' notice or notice extending over any other period is required to be given, the day on which the notice is to be deemed served and in case of a notice convening a meeting the day on which the meeting is to be held are to be excluded in calculating the number of days or other period;

                (b) if this Constitution requires or permits a notice, or proxy, Attorney or nomination form to be given by the Company, the Directors, a Director or the Secretary, neither accidental omission to give the notice nor non-receipt of the notice or form by any person entitled to receive it invalidates the Call, meeting, resolution, procedure, action or matter to which the notice or form relates;

                (c)  the signature to a written notice need not be handwritten;
                     and

                (d) all summonses, notices, process, judgments and orders in relation to any legal proceedings by the Company or its liquidator against a Member or contributory not in Victoria may be served by certified or registered post (the foregoing provisions as to notices applying with necessary changes) and that service is to be deemed personal service.

32  Unmarketable parcels
--------------------------------------------------------------------------------
Application
          32.1 Article 32 has effect notwithstanding any other provisions of this Constitution to the contrary, except the provisions of article 31.

Invocation
          32.2 Subject to article 32.3, article 32 may be invoked only once in any 12 month period.

          32.3  On the announcement of a takeover scheme that relates to Shares, article 32 ceases to have effect in respect of Unmarketable Parcels that have not been sold, but the procedure under article 32 may be started again after the close of the offers made under the takeover scheme.

Notice of sale
          32.4 The Company may give notice to all Minority Members that the Company intends to invoke article 32 to allow for the sale of all the Minority Member's Shares ("Minority Member's Shares").

Effective Date
          32.5 A notice to a Minority Member under article 32.4 must nominate a date ("Effective Date") not earlier than six weeks after the date of service of the notice, as the Effective Date for the purposes of the sale.

Notice to retain
          32.6  If a Minority Member:

                (a) has not by the Effective Date given notice in writing to the Company that the Minority Member wishes to retain the Minority Member's Shares; or

                (b) having given such a notice, revokes or withdraws it by the Effective Date,

                then the following provisions of article 32 apply in respect of the Minority Member and the Minority Member's Shares.

Agent
          32.7 Immediately after the Effective Date, the Company is constituted the agent of the Minority Member:

                (a) to sell the Minority Member's Shares within a reasonable time through a member of the ASX; and

                (b) to deal with the proceeds of sale of the Shares in accordance with article 32.

Appointment of attorney
          32.8  A transfer of the Minority Member's Shares sold under article
                32.7 may be executed on behalf of the Minority Member by an officer of the Company.

Single transfers
          32.9 Where the Minority Member's Shares of two or more Minority Members are sold at or about the same time to one person, the transfer may be effected by one instrument of transfer.

Proceeds of sale
          32.10 After the Company receives the proceeds of sale of the Minority Member's Shares:

                (a) it may enter the name of the transferee in the Register as the holder of the Shares sold and remove the name of the Minority Member as holder of those Shares and cancel the certificate or certificates therefor;

                (b) it must, where the Minority Member has not surrendered to the Company the certificate or certificates (if issued) for the Shares or where the certificate or certificates have been lost or destroyed and the Minority Member has not delivered to the Company a statement and undertaking in a form acceptable to the Directors that the certificate or certificates have been lost or destroyed, give notice to the Minority Member not later than 14 days after receipt of the proceeds of sale stating that:

                     (i) the Shares have been sold, the price per Share at which they were sold, and the total proceeds of sale received; and

                     (ii) the proceeds of sale will be retained by the Company
                          pending surrender of the certificate or certificates for the Shares or delivery of the statement and undertaking in accordance with this article 32.10;

                (c)  within 14 days of the later of:

                     (i)  receipt by the Company of the proceeds of sale; and

                     (ii) the certificate or certificates (if issued) for the
                          Shares being surrendered or the statement and undertaking referred to in this article 32.10 being delivered by the Minority Member to the Company,

                     ensure that the proceeds are sent to the Minority Member by cheque or warrant posted to the Minority Member's Registered Address (or, in the case of joint holders, to the Registered Address of the holder whose name is shown first in the Register), the cheque or warrant to be made payable to or to the order of the Minority Member (or, in the case of joint holders, to or to the order of them jointly); and

                (d) where the proceeds of sale are unclaimed or the Minority Member fails to surrender the certificate or certificates (if issued) for the Shares or to deliver the statement and undertaking referred to in this article 32.10, apply the proceeds of sale (subject to article 32.12) in accordance with the applicable laws dealing with unclaimed moneys.

          32.11 A Minority Member to whom notice is given under article 32.10(b) must promptly surrender to the Company the certificate or certificates (if issued) for the Minority Member's Shares.

          32.12 A Minority Member whose Shares are sold by the Company under this article 32 indemnifies the Company against any liability or loss arising from and any costs, charges and expenses in connection with, any claim made by any person (other then the Minority Member) who has or claims to have any equitable or other claim to or interest in all or any of those Shares and the Company has the right to pay out of, or set off against, the proceeds of sale of those Shares all sums necessary to effectuate this indemnity.

          32.13 The Company may treat the Minority Member as the absolute owner of the Minority Member's Shares and, subject to article 32.10, solely entitled to receive the proceeds of sale and the Company is not, except as ordered by a court of competent jurisdiction or as required by statute, bound to recognise any equitable or other claim to or interest in those Shares or the proceeds of sale on the part of any person (other than the Minority Member) even when the Company has notice of it.

Validity of transferee's title
          32.14 The transferee of the Minority Member's Shares is not required to see to the regularity of the sale or application of the proceeds of sale and, after the transferee's name is entered in the Register as the holder of the Minority Member's Shares, the validity of the transferee's title may not be questioned by any person, and the remedy of any person aggrieved by the sale is in damages only and against the Company exclusively.

Costs
          32.15 If permitted by law, the Company must bear all costs incurred as a result of the sale of the Minority Member's Shares that are not borne by the purchaser.

33   Winding up
--------------------------------------------------------------------------------
Distribution of assets
          33.1 When the Company is being wound up, if the assets available for distribution among the Members as such ("the surplus assets") are insufficient to repay the whole of the Paid up capital, the surplus assets must be distributed as follows:

                (a) the surplus assets must be applied first in repayment of the capital

                     Paid up on all Shares that are not at the commencement of the winding up Restricted Securities and so that, if the surplus assets are insufficient to repay the whole of the capital Paid up on those Shares, the losses are borne by the holders of those Shares, as nearly as may be, in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on such of those Shares as are held by them respectively; and

                (b) the remainder (if any) of the surplus assets must be applied in repayment of the capital Paid up on all Shares that are, at the commencement of the winding up, Restricted Securities and so that the losses are borne by the holders of those Shares, as nearly as may be, in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on such of those Shares as are held by them respectively.

          33.2 With effect on and from the date specified by the conditions of issue of a Restricted Security, that Restricted Security is, by force of article 33, classified as an ordinary Share ranking pari passu in all respects with and forming one class with the then issued ordinary Shares in the capital of the Company.

          33.3 If in a winding up the assets available for distribution among the Members as such are more than sufficient to repay the whole of the capital Paid up at the commencement of the winding up, the excess must be distributed among the Members in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on the Shares held by them respectively.

          33.4 Article 33 does not add to or detract from the rights of the holders of preference Shares or other Shares issued on special terms and conditions.

          33.5 When the Company is being wound up the liquidator may with the approval of a special resolution:

                (a) distribute the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in kind among some or all of the Members and for that purpose set such value as the liquidator considers fair on the property so distributed and determine how the distribution is to be carried out as between different Members or different classes of Members; and

                (b) vest the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in trustees on such trusts for the benefit of some or all of the Members or some or all of any class of Members as are approved by the special resolution, but a Member may not be compelled to accept any Shares in a body corporate or other securities in respect of which there is a liability.

          33.6 On a Members' voluntary winding up a commission or fee may not be paid by the Company to a liquidator except with the approval of an ordinary resolution passed at a general meeting convened by not less than 14 days' notice specifying the commission or fee proposed to be paid.

34   Indemnity and insurance
--------------------------------------------------------------------------------
          34.1 Each Officer is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability the Officer may incur to another person as such an Officer, except to the extent the liability is any of the following:

                (a) a liability owed to the Company or a related body corporate;

                (b) a liability for a pecuniary penalty order under section 1317G of the Corporations Law or a compensation order under section 1317H of the Corporations Law; or

                (c) a liability that is owed to someone other than the Company or a related body corporate and did not arise out of conduct in good faith.

                This article 34.1 does not apply to a liability for legal costs.

          34.2 Each Officer is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability for legal costs the Officer may incur as such an Officer, except to the extent the liability is a liability for legal costs incurred in defending an action for a liability incurred as such an Officer and the costs are incurred:

                (a) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under article 34.1;

                (b) in defending or resisting criminal proceedings in which the Officer is found guilty;

                (c) in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

                (d) in connection with proceedings for relief to the Officer under the Corporations Law in which the court denies the relief.

                Paragraph (c) does not apply to costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order.

          34.3 For the purposes of article 34.2, the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

          34.4 Article 34.1 and article 34.2 are separate and independent indemnities and one is not to be read down by reference to the other.

          34.5  Subject to article 34.7:

                (a) if an Officer becomes liable to pay any amount in respect of which the Officer is indemnified under article 34.1, the Company must indemnify the Officer by paying that amount to the person to whom that amount is due within 30 days from the date that the Officer provides satisfactory evidence to the Company that the Officer is liable to pay that amount; and

                (b) if an Officer becomes liable to pay any amount in respect of legal costs for which the Officer may be indemnified under article 34.2, the Company must:

                     (i) if the Company is satisfied that the amount is not, and will not become, an amount for which indemnity is prohibited by article 34.2, indemnify the Officer by paying that amount to the person to whom that amount is due within 30 days from the date that the Officer provides satisfactory evidence to the Company that the Officer is liable to pay that amount; or

                     (ii) if the Company is unable to determine whether the
                          amount is, or will become, an amount for which indemnity is prohibited by article 34.2 advance to the Officer that amount within 30 days from the date that the Officer provides satisfactory evidence to the Company that the Officer is liable to pay that amount. The amount is repayable in full if and when and to the extent that the Company determines that it is an amount for which indemnity is prohibited by article 34.2.

                     Nothing in this article 34 requires the Company to pay an amount, whether by way of indemnity or as an advance under article 34.5(b) or article 34.8(b) greater than the amount for which the Officer is liable.

          34.6 Nothing in article 34.2, 34.5 or 34.8 obliges the Company to indemnify an Officer or make an advance in respect of a liability for legal costs incurred by an Officer in defending or resisting proceedings brought against the Officer by the Company or a related body corporate.

          34.7  An Officer must:

                (a) give notice to the Company promptly upon becoming aware of any Claim; and

                (b) take such action as the Company reasonably requests to avoid, dispute, resist, appeal against, compromise or defend any Claim or any adjudication of a Claim; and

                (c) not make any admission of liability in respect of or settle any Claim without the prior written consent of the Company; and

                (d) allow the Company or its insurers to assume the conduct, negotiation or defence of any Claim and, upon request by the Company, render all reasonable assistance and co-operation to the Company or its insurers in the conduct of any Claim, including, without limitation, providing the Company or its insurers with any documents, authorities and directions that the Company or its insurers may reasonably require for the prosecution or advancement of any counterclaim or cross-claim; and

                (e) upon request by the Company or its insurers, do everything necessary or desirable which the Company reasonably requests to enable the Company or its insurers (so far as it is possible) to be subrogated to and enjoy the benefits of the Officer's rights in relation to any counterclaims or cross-claims or any claims against any third party and render such assistance as may be reasonably requested by the Company or its insurers for that purpose; and

                (f) notify any Claim to an insurer or any other person who may be liable to indemnify the Officer in respect of that Claim and promptly take all reasonable steps to enforce all the Officer's rights against the insurer or other person.

                (a) If, in relation to a Claim, it is established to the satisfaction of the Company that:

                     (i)  an Officer is not entitled to be indemnified under
                          article 34.1 or article 34.2, the Company is thereupon relieved from each and every obligation under article
                          34.1 or article 34.2 in respect of that Claim and the Officer must refund to the Company all amounts paid by the Company under article 34.1 or article 34.2 in respect of that Claim within 30 days of the Company providing to the Officer details of such amounts; or

                     (ii) an Officer has failed to perform an obligation
                          referred to in article 34.7 and that failure has materially prejudiced the Company in relation to that Claim, the Company is thereupon relieved from each and every obligation under this article 34 in respect of that Claim.

                (b) If an Officer becomes liable to pay any amount in respect of any liability, cost or expense for which:

                     (i) the Officer would, but for article 34.8(c), be indemnified under this article 34; and

                     (ii) the Officer is insured or has rights against another
                          person (not being the Company, a related body corporate or a person indemnified by the Company) in respect of that liability, cost or expense, then the Company must advance to the Officer that amount within 30 days from the date that the Officer provides satisfactory evidence to the Company that the Officer is liable to pay that amount. The advance is repayable in full if and when and to the extent that payment in respect of that liability, cost or expense is received by the Officer from that insurer or other person.

                (c) If an Officer receives payment in respect of any liability, cost or expense from any insurer or from a person (other than the Company, a related body corporate or a person indemnified by the Company) legally obliged to make that payment, the Company is not required to indemnify the Officer in respect of that liability, cost or expense to the extent of that payment.
          34.9
                (a) Subject to article 34.9(b), an Employee or Officer who is appointed a director of an Outside Entity at the request of the Company is indemnified out of the property of the Company in accordance with this article 34 in respect of any liability incurred in the capacity as a director of the Outside Entity as if that liability had been incurred in the capacity as an Officer.

                (b) The indemnity under article 34.9(a) is available subject to the provisions of any corporate policy made by the Chief Executive Officer from time to time for the purposes of this article 34.9.

                (c) For the purposes of article 34.9(a), "director" includes an alternate director.

                (d) Article 34.9 does not limit the indemnity, if any, available to an Employee under article 34.10.

          34.10 Without limiting the indemnity, if any, available to an Employee under article 34.9, an Employee may be indemnified out of the property of the Company. The Chief Executive Officer may make a corporate policy from time to time pursuant to this article
                34.10 setting out the circumstances in which the Company will grant an indemnity to an Employee.

          34.11 Subject to the Corporations Law, an Outside Officer may be indemnified out of the property of the Company.

          34.12 In this article 34:

"Claim" means:

                (a) any writ, summons, cross-claim, counterclaim application or other originating legal or arbitral process against an Officer as such an Officer;

                (b) any hearing, complaint, enquiry, investigation, proceeding or application however commenced or originating against an Officer as such an Officer; or

                (c) any written or oral demand or threat that might result in the Officer reasonably believing that any such process, hearing, complaint, enquiry, investigation, proceeding or application referred to in (a) or (b) above may initiated, which may give rise to a right to be indemnified or a right to be advanced an amount by the Company under this article 34.

     "Employee" means a person who is or has been an employee of the Company or a related body corporate of the Company who is not an Officer or an Outside Officer.
     "Executive Officer" has the same meaning as in the Corporations Law. "Officer" means:

                (a) a person who is or has been a director, secretary or executive officer of the Company or a wholly owned subsidiary of the Company; and

                (b) a person who is or has been a director, secretary or executive officer of a related body corporate of the Company (other than a wholly owned subsidiary of the Company) while also a director or an employee of the Company or a wholly owned subsidiary of the Company.

     "Outside Entity" means a body corporate which is not a related body corporate of the Company.
     "Outside Officer" means a person who is or has been a director, secretary or executive officer of a related body corporate of the Company (other than a wholly owned subsidiary of the Company) while not an employee or director of the Company or a wholly owned subsidiary of the Company.
          34.13 The Company may pay a premium for a contract insuring a person who is or has been an Officer of the Company or its related bodies corporate against:

                (a) any liability incurred by that person as such an Officer which does not arise out of conduct involving a wilful breach of duty in relation to the Company or a contravention of sections 182 or 183 of the Corporations Law; and

                (b)  any liability for legal costs.

35  IR Program
--------------------------------------------------------------------------------
                The Directors may provide any assistance as they consider may be necessary or convenient in connection with the establishment and ongoing operation of a program concerning the issue of IRs including, but not limited to:

                (a) the despatch to IR Holders of distributions, notices, reports, information that TIRT reasonably requests the Company to provide to IR Holders about the right of an IR Holder to nominate persons as attorneys of TIRT under articles 14.19, including the form of nomination, and other information required by this Constitution to be despatched to Members;

                (b) the despatch to the depositary or custodian in respect of American Depositary Receipts relating to IRs, of a sufficient number of the distributions, notices reports and information referred to in (a) above so that the depositary or custodian may despatch such materials to holders of those American Depositary Receipts; and

                (c) maintenance and update of a register in which is entered details of IR Holders.

36  Prohibition and enforceability
--------------------------------------------------------------------------------
          36.1 Any provision of, or the application of any provision of, this Constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

          36.2 Any provision of, or the application of any provision of, this Constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

37  Restricted Securities
--------------------------------------------------------------------------------
Restricted securities
          37.1 Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASX.

          37.2 The Company must not acknowledge a disposal (including by registering a transfer) of Restricted Securities during the escrow period except as permitted by the Listing Rules or ASX.

Breach of Restriction Agreement or Listing Rules
          37.3 During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

Interpretation
          37.4 In this article, the expressions "disposed of", "disposed" and "escrow period" have the same meaning as in Rule 15.12 of the Listing Rules.

Contents

--------------------------------------------------------------------------------
1 Preliminary                                                                  2

       Definitions                                                             2
       Interpretation                                                          7
       Replaceable rules not to apply                                          8

2 Shares                                                                       8

       Issue of shares and grant of options                                    8
       Preference Shares                                                       8
       Interest on share capital                                               9
       Joint holders                                                           9
       Shares held on trust                                                    9
       Employee incentive schemes                                             10

3 Certificates and CHESS statements                                           10

4 Calls                                                                       11

       Power to make Calls                                                    11
       Time of Call                                                           11
       Notice of Call                                                         11
       Default in payment                                                     12
       Actions for recovery                                                   12
       Prepayment                                                             12
       Other payments on Shares deemed Calls                                  12

5 Forfeiture and lien                                                         13

       Lien for unpaid Calls                                                  13
       Notice to pay unpaid Call                                              13
       Forfeiture                                                             13
       Surrender                                                              14
       Company's rights to recover payments                                   14

6 Transfer of Shares                                                          15

       Registration                                                           15
       Instruments of transfer                                                16
       Restrictions on transfer                                               16
       Compliance with CHESS Rules                                            17
       Closing Register                                                       17
       Certification of transfers                                             17

7 Limitations on foreign ownership                                            18

       Foreign ownership restrictions in Telstra Act                          18
       Information on Foreign Ownership                                       18
       Directors' power to dispose of Shares                                  20
       Proceeds of sale                                                       21
       Payment of net amount                                                  21
       Exercise of powers by Directors                                        21
       Forms and rules                                                        22
       Register                                                               22
       Delegation                                                             23
       Transitional                                                           23
       Information on Tax Residency                                           24

8 Transmission of Shares                                                      24

9 Reduction of capital                                                        24

10 Alteration of rights                                                       24

11 Borrowing powers                                                           25

12 General meetings                                                           25

       Annual general meeting                                                 26
       Convening general meeting                                              26
       Notice of general meeting                                              26
       Auditor's and Directors' rights to attend general meetings             27
       Attendance at general meetings                                         27
       Postponement or cancellation of meeting                                27

13 Proceedings at general meetings                                            29

       Quorum                                                                 29
       Chairman                                                               29
       Conduct of general meetings                                            30
       How questions decided                                                  31
       Objection to voting qualification                                      31
       Adjournment                                                            32
       Representation of Commonwealth                                         32

14 Votes of members                                                           32

       Entitlement to vote                                                    33
       Joint shareholders' vote                                               34
       Vote of shareholder of unsound mind                                    34
       Effect of unpaid call                                                  34
       Objection to voting qualification                                      34
       Appointment of proxy                                                   34
       Instrument of proxy                                                    35
       Right to appoint attorneys                                             36
       Validity of vote in certain circumstances                              38
       Effect of unpaid moneys                                                38
       Restricted Securities                                                  38

15 Directors                                                                  38

       Number of Directors                                                    38
       No Share qualification                                                 38
       Nomination and notice of candidature                                   38
       Appointment                                                            39

16 Remuneration and expenses                                                  39

17 Retirement benefit                                                         40

18 Vacation of office and conflict of interest                                40

       Vacation of office                                                     40
       Director's interests                                                   41

19 Rotation of Directors                                                      43

20 Powers of Directors                                                        43

21 Proceedings of Directors                                                   44

       Meetings                                                               44
       Quorum                                                                 44
       Effect of vacancy                                                      44
       Convening meetings                                                     44
       Appointment of proxy                                                   45
       Chairman and Deputy Chairman                                           45
       How questions decided                                                  45
       Committees                                                             46
       Written resolution                                                     46
       Use of technology                                                      46
       Validity of acts of Directors                                          46

22 Chief Executive Officer and Executive Directors                            46

       Appointment and removal                                                46
       Remuneration                                                           47
       Powers                                                                 47

23 Alternate Directors                                                        47

24 Local management                                                           48

       Powers of attorney                                                     48
       Sub-delegation                                                         49
       Branch registers                                                       49

25 Secretary                                                                  49

26 Authentication of Documents                                                49

       Company seals                                                          49
       Use of common seal or duplicate common seal                            49
       Seal Register                                                          50
       Use of official seal                                                   50
       Sealing and signatures by mechanical means                             50
       Cheques and the like                                                   50

27 Reserves                                                                   50

28 Dividends                                                                  51

       Calculation and apportionment of dividends                             51
       Directors' powers                                                      51
       Payment                                                                51
       Retention                                                              52
       Distribution of specific assets                                        52

29 Capitalisation of profits                                                  52

30 Inspection of books                                                        53

31 Service of Documents                                                       54

32 Unmarketable parcels                                                       55

       Application                                                            55
       Invocation                                                             55
       Notice of sale                                                         56
       Effective Date                                                         56

       Notice to retain                                                       56
       Agent                                                                  56
       Appointment of attorney                                                56
       Single transfers                                                       56
       Proceeds of sale                                                       56
       Validity of transferee's title                                         58
       Costs                                                                  58

33 Winding up                                                                 58

       Distribution of assets                                                 58

34 Indemnity and insurance                                                    59

35 IR Program                                                                 64

36 Prohibition and enforceability                                             65

37 Restricted Securities                                                      65

       Restricted securities                                                  65
       Breach of Restriction Agreement or Listing Rules                       65
       Interpretation                                                         65